As filed with the Securities and Exchange Commission on June 23, 2017

Registration No. 333-[________]

______________________________________________________________________________________________________________________________________________________________________________________________
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____

Trinity Capital Corporation
(Exact Name of Registrant as Specified in its Governing Instruments)

New Mexico (state or other jurisdiction of incorporation or organization)	6021 (Primary Standard Industrial Classification Code Number)	85-0242376 (I.R.S. Employer Identification No.)

1200 Trinity Drive
Los Alamos, New Mexico 87544
(505) 622-5171
(Address, Including Zip Code, and Telephone Number, including
Area Code, of Registrant's Principal Executive Offices)

John S. Gulas
President and Chief Executive Officer
Trinity Capital Corporation
1200 Trinity Drive
Los Alamos, New Mexico 87544
(505) 622-5171
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)

Copies to:

Peter G. Weinstock, Esq.	Philip Ross Bevan, Esq.
Hunton & Williams LLP	Silver, Freedman, Taff & Tiernan, LLP
1445 Ross Avenue, Suite 3700	3299 K Street, N.W.
Dallas, Texas 75202-2799	Suite 100
(214) 979-3000	Washington, DC 20007
(202) 295-4500

Approximate date of commencement of proposed sale to public:  As soon as practicable after the Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b‑2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities To Be Registered	Registered	per Share	Offering Price	Registration Fee
Non-transferable Voting Common Stock Subscription Rights(1)	[______]	N/A	N/A	$0(2)
Voting Common Stock, no par value per share	2,105,263(3)	$4.75	$9,999,999	$1,159.00(4)
Total	2,105,263	$4.75	$9,999,999	$1,159.00(4)

(1)	The subscription rights are being issued without consideration and each represents the right to subscribe for one (1) share of voting common stock, no par value per share.

(2)
Pursuant to Rule 457(e), no separate registration fee is payable with respect to the subscription rights being offered hereby since the subscription rights are being registered in the same registration statement as the securities to be offered pursuant thereto.

(3)	Represents the maximum number of shares issuable upon the exercise of the subscription rights and/or subscriptions in the directed share program and supplemental community offering.

(4)	Estimated in accordance with Rule 457(e) and 457(o) under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JUNE 23, 2017

PROSPECTUS

2,105,263 Shares

Voting Common Stock

We are distributing to our shareholders, free of charge, non-transferable subscription rights to purchase up to [___________] shares of our voting common stock, subject to increase up to 2,105,263 shares of voting common stock to the extent the Reserved Shares, as defined below, are not fully subscribed.  You will receive one subscription right for every [____] shares of voting common stock that you owned of record as of 5:00 p.m., Eastern Daylight Time, on [_________], 2017 (rounded down to the nearest whole subscription right).  We will not issue fractional subscription rights.  Each subscription right will entitle you to purchase one (1) share of our voting common stock at a price of $4.75 per share.  If you fully exercise your subscription rights for all of the shares that you hold of record, then you may also subscribe to purchase additional shares, subject to the conditions and limitations described later in this document, at the same price of $4.75 per share.

Your subscription rights may be exercised at any time during the period starting on [_________], 2017 and ending at 5:00 p.m., Eastern Daylight Time, on [_________], 2017, unless we extend the rights offering period.  However, we will not extend the rights offering period beyond [___________], 2017.

We are also reserving for sale, at the same $4.75 purchase price per share, [______] shares of voting common stock offered by this document for sale to our directors, officers and employees selected by us, in our sole discretion (the "Reserved Shares").  We will offer these Reserved Shares to the extent permitted under applicable laws and regulations in the United States through a directed share program.  The directed share program will expire at the close of business on [___________], 2017, unless we extend it in our sole discretion.  However, we will not extend the directed share program period beyond [___________], 2017.  To the extent the maximum number of Reserved Shares are not purchased by our directors, officers and employees, such Reserved Shares will be eligible for purchase by our shareholders pursuant to their over-subscription privilege in the rights offering.

To facilitate this offering, we have also entered into a Standby Purchase Agreement, which we refer to as a "Standby Purchase Agreement," with one of our existing shareholders, Strategic Value Bank Partners LLC ("Strategic Value").  Subject to certain limits and other conditions set forth in the Standby Purchase Agreement, Strategic Value has agreed to purchase from us, at the same $4.75 subscription price per share, up to 281,987 shares of our voting common stock that are not purchased either in the directed share program or by shareholders in the rights offering.

We are also offering the shares of voting common stock offered but not subscribed for in the rights offering, the directed share program and the Standby Purchase Agreement to the public through a supplemental community offering at the same $4.75 purchase price per share.  This supplemental community offering is available only to persons selected by us in our sole discretion.  The supplemental community offering will expire at the close of business on [______], 2017, unless we extend it in our sole discretion.  However, we will not extend the supplemental community offering period beyond [______], 2017.  We refer in this document to the rights offering, the directed share program, the Standby Purchase Agreement and the supplemental community offering collectively as the "offerings."

We reserve the right to accept or reject, in whole or in part, any subscription tendered in the offerings.  Under no circumstances will we issue more than 2,105,263 shares of voting common stock in the offerings.

We are conducting this rights offering in connection with the recent completion of a private placement transaction pursuant to which we issued 2,661,239 shares of our voting common stock at $4.75 per share and 82,862 shares of a new series of convertible perpetual non-voting preferred stock, Series C, no par value per share, at $475.00 per share for gross cash proceeds of $52 million (the "Private Placement").  We are conducting the rights offering and directed share program primarily to provide our legacy shareholders and employees with an opportunity to invest in our common stock at the same offering price of $4.75 per share that we offered to the investors in the Private Placement.  Investors from the Private Placement are not eligible to participate in the offerings, with the exception of Strategic Value.

You should carefully consider, prior to the expiration of the rights offering, whether to exercise your subscription rights.  All exercises of subscription rights are irrevocable.  Our board of directors is making no recommendation regarding your exercise of the subscription rights.  The subscription rights are not transferable and will not be listed for trading on any stock exchange or market or quoted on the OTC Markets.

We may amend, terminate or cancel any or all offerings at any time and for any reason.  If we terminate any offering, the subscription agent will return all subscription payments it has received for the terminated offering without interest, penalty or deduction.

We have engaged Boenning & Scattergood, Inc., which we refer to in this document as Boenning & Scattergood, to assist us in selling our voting common stock in the offerings on a best efforts basis.  Boenning & Scattergood is not obligated to purchase any shares of voting common stock that are being offered for sale.  Investors in the offerings will not pay any commission to purchase shares of voting common stock in the offerings.

We have engaged Continental Stock Transfer & Trust Company, which we refer to in this document as Continental, to serve as the subscription agent for the offerings.  The subscription agent will hold in escrow the funds received from subscribers until we complete or terminate the offerings.

	Per Share		Aggregate (1)
Subscription price		$4.75		$9,999,999
Estimated expenses of the offerings, excluding financial advisor fees		[____]		[____]
Estimated financial advisor fees (2)		[____]		[____]
Estimated proceeds to us	$	[____]	$	[____]

___________
(1)  Assumes that 2,105,263 shares of voting common stock are purchased in the offerings.  There can be no assurance that all or any of the shares of voting common stock will be sold because we are not requiring an overall minimum subscription amount in order to complete the offerings.
(2)
Boenning & Scattergood will receive a commission equal to (i) 2.0% of the aggregate gross dollar amount of shares of voting common stock subscribed for by (a) the Company's existing shareholders pursuant to their basic subscription rights and (b) certain insiders of the Company pursuant to basic subscription rights or over-subscription privilege up to aggregate proceeds of $3,500,000; plus (ii) 3.0% of the aggregate gross dollar amount of shares subscribed for by prior owners of the Company's preferred securities pursuant to their basic subscription rights or over-subscription privilege; plus (iii) 6.0% of the aggregate gross dollar amount of shares subscribed for (x) in excess of $3,500,000 by persons in clause (b) above and (y) through the exercise of any other over-subscription privilege in the rights offering or subscription in the supplemental community offering.  The amount presented assumes that the offerings are fully subscribed and that 2.0% is paid on the first $3,500,000 of subscriptions and 6.0% is paid on $6,499,999 of subscriptions.  This amount may be subject to increase if Boenning & Scattergood is entitled to receive a 6.0% commission for the maximum amount of subscriptions.  See "Plan of Distribution."

Our common stock is not currently listed on any securities exchange or trading market.  We have applied to have our voting common stock quoted on the OTCQX under the symbol "TCPT."  The most recent sale of our common stock known to us occurred on May 22, 2017 at a price of $4.75 per share.

The exercise of your subscription rights and an investment in our common stock involves risks.  See "Risk Factors" beginning on page 12 of this document, the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016, and all other documents incorporated by reference in this document in their entirety to read about important factors you should consider before exercising your subscription rights and investing in our common stock.

______________________________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DOCUMENT.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

______________________________________

THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS
AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION,
DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

The date of this prospectus is [_________], 2017.
_______________________________

______________________________________

ABOUT THIS DOCUMENT
You should rely only on the information contained or incorporated by reference in this document.  We have not authorized anyone to provide you with additional information or information that is different from that contained in or incorporated by reference into this document.  You should assume that the information in this document is accurate only as of the date on the front cover of this document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, in each case, regardless of the time of delivery of this document or any exercise of the subscription rights.  Our business, financial condition, results of operations and prospects may have changed since such dates.

You should read carefully this document, all of the information incorporated by reference into this document and the additional information about us described in the section entitled "Where You Can Find More Information" before making your investment decision.  This document does not offer to sell, or solicit an offer to buy, any securities in any state or jurisdiction where it would not be lawful or where the person making the offer is not qualified to do so.

Unless the text clearly suggests otherwise, all references in this document to "us," "we," "our," "Trinity" or the "Company" include Trinity Capital Corporation and its subsidiaries, including Los Alamos National Bank, which we sometimes refer to as "LANB" or the "Bank."

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
Statements contained in this document and the documents incorporated by reference that are not purely historical are forward-looking statements, including our expectations, intentions, beliefs, or strategies regarding the future.  These statements are often, but not always, made through the use of words or phrases such as "may," "should," "could," "predict," "potential," "believe," "will likely result," "expect," "anticipate," "seek," "estimate," "intend," "plan," "projection," "would" and "outlook," and similar expressions.  Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them.  Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this document.  All forward-looking statements concerning economic conditions, rates of growth, rates of income or values as may be included in this document are based on information available to us on the dates noted, and we assume no obligation to update any such forward-looking statements.  It is important to note that our actual results may differ materially from those in such forward-looking statements due to fluctuations in interest rates, inflation, government regulations, economic conditions, customer disintermediation and competitive product and pricing pressures in the geographic and business areas in which we conduct operations, including our plans, objectives, expectations and intentions and other factors discussed under the section entitled "Risk Factors" in this document, as well as the "Risk Factors" section in our Annual Report on Form 10-K for the year ended December 31, 2016 (the "2016 Form 10-K"), including the following:

•	our ability to remediate the material weaknesses in our internal control over financial reporting;

•	reduced earnings due to higher credit losses as a result of declining real estate values, increasing interest rates, increasing unemployment, or changes in customer payment behavior or other factors;

•	reduced earnings due to higher credit losses because our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral;

•	our ability to preserve and utilize a material amount of net operating loss carry-forwards for federal income tax purposes which, generally, can be used to reduce future taxable income;

•
our ability to comply with the Consent Order (as defined below) and the Written Agreement (as defined below) with our regulatory authorities and the potential for regulatory actions if we fail to comply;

•	our ability to successfully implement our business plan following the closing of the Private Placement;

•	our ability to maintain appropriate levels of capital, including levels of capital required by our higher individual minimum capital ratios and under the capital rules implementing Basel III;

•	the adequacy of the level of our allowance for loan losses and the amount of loan loss provisions that may be required in future periods;

•
results of examinations by our bank regulatory authorities, including the possibility that the regulatory authorities may, among other things, require us to increase our allowance for loan losses or write down assets;

•	the high concentration of our loans collateralized by real estate located in a weak commercial real estate market;

•	increased funding costs due to market illiquidity, increased competition for funding, and/or increased regulatory requirements with regard to funding;

•	significant increases in competitive pressure in the banking and financial services industries;

•	changes in the interest rate environment which could reduce anticipated margins;

•	changes in political conditions or the legislative or regulatory environment, including governmental initiatives affecting the financial services industry;

•
general economic conditions, either nationally or regionally and especially in our primary service area, being less favorable than expected, resulting in, among other things, a deterioration in credit quality;

•	increased cybersecurity risk, including potential business disruptions or financial losses;

•	changes occurring in business conditions and inflation;

•	changes in deposit flows;

•	changes in technology;

•	our current and future products, services, applications and functionality and plans to promote them;

•	changes in monetary and tax policies;

•	the rate of delinquencies and amount of loans charged-off;

•	the rate of loan growth;

•	adverse changes in asset quality and resulting credit risk-related losses and expenses;

•	loss of consumer confidence and economic disruptions resulting from terrorist activities;

•	changes in accounting policies and practices;

•	our ability to retain our existing customers, including our deposit relationships;

•	changes in the securities markets; and

•	other risks and uncertainties detailed in Part I, Item 1A of our 2016 Form 10-K and from time to time in our filings with the Securities and Exchange Commission (the "SEC").

These factors and the risk factors referred to in this document and our 2016 Form 10-K could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, and you should not place undue reliance on any such forward-looking statements.  Any forward-looking statement reflects only information known to us as of the date on which it is made and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events, except as may be required by law.  New factors emerge from time to time, and it is not possible for us to predict which will arise.
ii

QUESTIONS AND ANSWERS ABOUT THE OFFERINGS
The following are examples of what we anticipate will be common questions about the offerings.  The answers are based on selected information from this document and the documents incorporated by reference herein.  The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the offerings.  This document and the documents incorporated by reference herein contain more detailed descriptions of the terms and conditions of the offerings and provide additional information about us and our business, including the potential risks related to the offerings, our common stock and our business.

Q.  What is being offered in the rights offering?

A.  We are distributing to our shareholders, free of charge, subscription rights to purchase shares of our voting common stock.  These subscription rights may be exercised only by the shareholders to whom they are distributed, and may not be sold, transferred or assigned to anyone else.  You will receive one subscription right for every [____] shares of voting common stock that you owned of record as of 5:00 p.m., Eastern Daylight Time, on [_________], 2017 (rounded down to the nearest whole subscription right).  We will not issue fractional subscription rights.  Each subscription right will entitle you to purchase one (1) share of our voting common stock at a price of $4.75 per share.  You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights.

Fractional subscription rights resulting from the calculation of basic subscription rights based on the number of shares of voting common stock owned of record as of the record date will be eliminated by rounding down to the nearest whole subscription right.  As a result, we may not issue the full number of shares of voting common stock authorized for issuance in connection with this rights offering.

ALL EXERCISES OF SUBSCRIPTION RIGHTS ARE IRREVOCABLE.  Once you deliver your subscription rights certificate to exercise any subscription rights, you cannot revoke the exercise of your subscription rights, even if you later learn information that you consider to be unfavorable and even if the market price of our common stock is below the subscription price.  You should not exercise your subscription rights unless you are sure that you wish to purchase additional shares of our voting common stock.

Q. What is the basic subscription right?

A. You will receive one subscription right for every [____] shares of voting common stock that you owned of record as of 5:00 p.m., Eastern Daylight Time, on [_________], 2017 (rounded down to the nearest whole subscription right).  Each subscription right will entitle you to purchase one (1) share of our voting common stock at a price of $4.75 per share.  You may exercise your basic subscription right for some or all of your subscription rights, or you may choose not to exercise any subscription rights.

o
Example:  You owned 10,000 shares of our voting common stock as of 5:00 p.m., Eastern Daylight Time, on the record date.  You would receive [____] subscription rights (rounded down to [___] subscription rights) and would have the right to purchase up to [____] shares of voting common stock at a price of $4.75 per share, pursuant to your basic subscription rights.

For more information, see "The Rights Offering — Basic Subscription Rights."

Q.  What is the over-subscription privilege?

A. In the event you exercise your basic subscription rights in full, you may also choose to subscribe for any shares of our voting common stock that are not purchased by our other shareholders through the exercise of their basic subscription rights or in the directed share program, subject to certain conditions and limitations.  The subscription price per share that applies to the over-subscription privilege is the same subscription price per share that applies to the basic subscription right.  For more information, see "The Rights Offering — Over-subscription Privilege."

Q. Are there any limitations on the number of subscription rights I may exercise in the rights offering?

A. You may only purchase the number of shares of voting common stock purchasable upon exercise of the number of basic subscription rights distributed to you in the rights offering, plus up to the number of shares that may be made available pursuant to the over-subscription privilege.  Accordingly, the number of shares of voting common stock you may purchase in the rights offering is limited by the number of shares of our voting common stock you owned on the record date and by the extent to which other shareholders exercise their subscription rights, including any over-subscription requests, as well as by the number of shares that are purchased through the directed share program (as described below).  We reserve the right to reject in whole or in part any or all over-subscription requests regardless of the availability of shares.

In addition, no person or entity or group of persons or entities acting in concert may exercise subscription rights, including over-subscription requests, to purchase shares of our voting common stock that, when aggregated with their existing ownership, would result in such person or entity or group acting in concert owning or controlling 4.9% or more of our outstanding shares of voting common stock following the closing of the offerings, unless our board of directors has approved of such purchase.  Under applicable federal and state banking laws, any purchase of shares of our common stock may also require the prior non-objection or approval of, or prior notice to, federal and state bank regulatory authorities if the purchase will result in any person or entity or group of persons or entities acting in concert owning or controlling shares of common stock in excess of 9.9% of our outstanding shares of voting common stock upon the closing of the offerings.

Q. What are the limitations on the over-subscription privilege?

A. In the event you exercise your basic subscription rights in full, you may also choose to subscribe for any shares of our voting common stock that are not purchased by our other shareholders through the exercise of their basic subscription rights or pursuant to the directed share program, subject to limitations on over-subscription privileges described below.  You may subscribe for as many shares as are available, up to a limit of 4.9% of our outstanding voting common stock following the offerings.

If sufficient shares of common stock are available, we will seek to honor your exercise of the over-subscription privilege request in full, after accepting subscriptions in the directed share program.  However, we reserve the right to accept or reject, in whole or in part, any over-subscription requests.  If over-subscription requests exceed the number of shares of common stock available, we reserve the right to determine in our sole discretion the manner in which the shares of our common stock are allocated.  Any excess subscription payments will be returned, without interest, penalty or deduction, as soon as practicable after the closing of the offerings.  For more information, see "The Rights Offering — Subscription Rights."

Q. How do I exercise my basic subscription rights?  What forms and payment are required to purchase the shares of voting common stock offered pursuant to this rights offering?

A.  If you wish to exercise your basic subscription rights, you must deliver the following items to the subscription agent before 5:00 p.m., Eastern Daylight Time, on [_________], 2017:

•	a properly completed Subscription Rights Certificate; and

•	payment for the full amount of shares of voting common stock you wish to purchase pursuant to your basic subscription right and over-subscription privilege.

You should send your Subscription Rights Certificate and subscription payment by overnight delivery, first class mail or courier service to:

Continental Stock Transfer & Trust Company 1 State Street Plaza - 30th Floor New York, NY 10004
Payments must be made in full in United States dollars for the full number of shares for which you are subscribing by:
•	cashier's check drawn upon a U.S. bank made payable to Continental Stock Transfer & Trust Company, the subscription agent;

•	personal check drawn upon a U.S. bank made payable to the subscription agent; or

•	wire transfer of immediately available funds to the following account maintained by the subscription agent:

Trinity Capital Corporation Escrow Account
c/o Continental Stock Transfer & Trust Company
Account No.: [_________]
ABA/Routing Number: [_________]

Additional details are provided under "The Rights Offering — Method of Exercising Subscription Rights" and "The Rights Offering — Payment Method."  If you cannot deliver your rights certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described under "The Rights Offering — Guaranteed Delivery Procedures."

Q. How was the subscription price of $4.75 per share determined?

A. The subscription price was determined pursuant to the terms of the Stock Purchase Agreement, dated September 8, 2016 (the "Stock Purchase Agreement"), by and among the Company, Castle Creek Capital Partners VI, LP ("Castle Creek"), Patriot Financial Partners II, L.P., Patriot Financial Partners Parallel II, L.P. (together with Patriot Financial Partners II, L.P., "Patriot") and Strategic Value (collectively, the "Investors") in connection with the Private Placement.  Under the terms of the Stock Purchase Agreement, the Investors are prohibited from participating in the rights offering.  The Company and the Investors have executed a waiver to the Stock Purchase Agreement to permit Strategic Value to purchase shares of our voting common stock in this offering pursuant to the Standby Purchase Agreement.

Q.  Am I required to exercise all of the basic subscription rights I receive in the rights offering?

A.  No.  You may exercise some or all of your basic subscription rights, or you may choose not to exercise any basic subscription rights.

Q. What happens if I choose not to exercise my basic subscription rights?

A. You are not required to exercise your basic subscription rights or otherwise take any action in response to this rights offering.  If you do not exercise your basic subscription rights and the offerings are completed, the number of shares of our common stock you own will not change, but your percentage ownership of our total outstanding shares of voting common stock will decrease because shares will be purchased by other shareholders in the rights offering and additional shares may also be issued in the directed share program, under the Standby Purchase Agreement or in the supplemental community offering.  In addition, if you exercise your basic subscription rights in full but do not exercise your over-subscription privilege in full and other shareholders fully exercise their basic subscription right and over-subscription privilege and/or additional shares are sold in the directed share program, under the Standby Purchase Agreement or in the supplemental community offering, the percentage of our common stock owned by all of these other shareholders will increase.

Q.  How soon must I act to exercise my basic subscription rights?

A.  You may exercise your basic subscription rights at any time beginning on the date of this document until the expiration date of the rights offering, which is [__________], 2017, at 5:00 p.m., Eastern Daylight Time, unless we extend the rights offering period.  For more information, see "The Rights Offering — Expiration Date and Amendments."

Q. After I exercise my basic subscription rights, can I change my mind?

A. No.  All exercises of basic subscription rights are irrevocable by you, even if you later learn information about us that you consider unfavorable.  You should not exercise your basic subscription rights unless you are certain that you wish to purchase the shares of voting common stock offered pursuant to the rights offering.

Q. Can the rights offering be terminated?

A. Yes.  We may terminate the rights offering at any time prior to the expiration date for any reason.  If the rights offering is terminated, all subscription payments received by the subscription agent will be returned, without interest, penalty or deduction, as soon as practicable to those persons who subscribed for shares in the rights offering.

Q.  May I transfer my basic subscription rights?

A.  No.  You may not sell, transfer or assign your basic subscription rights.

Q.  Are we requiring a minimum number of shares of common stock to be subscribed for to complete the rights offering?

A.  No.  We are not requiring a minimum number of subscription rights to be exercised or shares of common stock be sold in order to complete the rights offering.

Q. Will the basic subscription rights be listed on a stock exchange or trading market?

A. The subscription rights will not be listed on any stock exchange or trading market.  We have applied to have shares of our voting common stock, including the voting common stock issued in the offerings, quoted on the OTCQX under the symbol "TCPT."  There can be no assurance that such application will be approved.

Q.  How many shares of our common stock will be outstanding after the offerings?

A.  As of May 31, 2017, we had 9,249,205 shares of voting common stock issued and outstanding.  The number of shares of our voting common stock that we will issue in these offerings will depend on the number of shares that are subscribed for in the rights offering.  Under no circumstances will we issue more than 2,105,263 shares of voting common stock in the offerings.  Accordingly, we anticipate that we will have a maximum of 11,354,468 shares of voting common stock outstanding after consummation of the offerings.

Q.  Are there risks in exercising my basic subscription rights and over-subscription privilege?

A.  Yes.  The exercise of your basic subscription rights and over-subscription privilege involves risks.  You should carefully consider the information in this document, including the risks described under the heading "Risk Factors" and the documents incorporated by reference in this document.

Q.  What fees or charges apply if I purchase shares of the voting common stock?

A.  There will be no cost to you beyond the subscription price for the shares of voting common stock you purchase.

Q.  Whom should I contact if I have other questions?

A.  If you have questions or need assistance with respect to the rights offering, please contact:

●	Boenning & Scattergood, our financial advisor, at (866) 326-8186 or trinityinfo@boenninginc.com, Attn: Michael G. Marting;

●	Continental, our subscription agent, at (917) 262-2378; or

●	Trinity at (505) 662-5171, Attn: John S. Gulas, President and Chief Executive Officer, or Thomas Dolan, Chief Financial Officer of the Bank.

Q. If I am not a shareholder but am an officer or employee of the Company and/or the Bank and wish to subscribe for shares of voting common stock in the directed share program, what do I do?

A. We have reserved for sale, at the same $4.75 purchase price per share, [____] shares of our voting common stock to be issued to our directors, officers and employees in the directed share program and will accept subscriptions for the Reserved Shares during the course of the rights offering.  At the closing of the rights offering, subscriptions for the Reserved Shares may be accepted by us on such basis as we may determine in our sole discretion.  You may not revoke or change your subscription after you have submitted your subscription agreement for Reserved Shares.  For more information, see "The Directed Share Program."

Q. Is the directed share program subject to any minimum or maximum subscription amount?

A. There is no minimum amount required to be purchased in the directed share program.  In addition, no person or entity or group of persons or entities acting in concert may subscribe to purchase shares in the directed share program if such purchase would result in such person or entity or group acting in concert owning or controlling 4.9% or more of our outstanding shares of voting common stock following the closing of the offerings, unless our board of directors has approved of such purchase.  Under applicable federal and state banking laws, any purchase of shares of our common stock may also require the prior non-objection or approval of, or prior notice to, federal and state bank regulatory authorities if the purchase will result in any person or entity or group of persons or entities acting in concert owning or controlling shares of our common stock in excess of 9.9% of the outstanding shares of voting common stock upon the closing of the offerings.  We reserve the right to accept or reject, in whole or in part, any subscription tendered in the directed share program.

Q. How will the standby investor participate in the offering?

A. To facilitate the offering, we have entered into Standby Purchase Agreement with Strategic Value.  Strategic Value, which owned [______] shares of our voting common stock as of the record date, has agreed, subject to there being sufficient shares available after purchases by shareholders in the rights offering (including over-subscription privileges) and purchases in the directed share program, to purchase from us, at the subscription price, up to 281,987 shares of our voting common stock (which will represent 9.9% of our outstanding shares of voting common stock following the offerings, assuming all of the shares offered in the offerings are sold) under its Standby Purchase Agreement.  In no event will Strategic Value own in excess of 9.9% of our outstanding shares of voting common stock immediately after the closing of the offerings.  For more information, see "The Standby Purchase Agreement."

Q. If I am not a shareholder but wish to subscribe for shares of voting common stock in the supplemental community offering, what do I do?

A. We will accept subscriptions for unsold shares of voting common stock during the course of the rights offering and the directed share program.  At the closing of the rights offering, the directed share program and the issuance of shares in accordance with the Standby Purchase Agreement, we will also close on those subscriptions for the shares of voting common stock offered in the supplemental community offering accepted by us on such basis as we may determine in our sole discretion, subject to the availability of shares after we have satisfied all basic subscription rights that have been properly exercised, any over-subscription requests that we have accepted in the rights offering, all purchases through the directed share program and the purchase of shares of voting common stock by Strategic Value pursuant to the Standby Purchase Agreement.  You may not revoke or change your subscription after you have submitted your subscription agreement in the supplemental community offering.  We reserve the right to accept or reject in whole or in part any subscription we receive in the supplemental community offering.  For more information, see "The Supplemental Community Offering."

Q. Is the supplemental community offering subject to any minimum or maximum subscription amount?

A. You must subscribe for at least 100 shares of voting common stock in the supplemental community offering, although we may choose to waive this minimum investment amount in our sole discretion.  There is no maximum amount of shares you can subscribe for as long as we have shares remaining available for sale after our rights offering is completed, subject to the limits in the paragraph below.

In addition, no person or entity or group of persons or entities acting in concert may subscribe to purchase shares in the supplemental community offering if such purchase would result in such person or entity or group acting in concert owning or controlling in excess of 4.9% of our outstanding shares of voting common stock following the closing of the offerings, unless our Board of Directors has approved of such purchase.

SUMMARY
This summary contains basic information about us and this offering.  Because it is a summary, it does not contain all of the information that you should consider before deciding whether or not you should exercise your subscription rights and invest in our common stock.  To understand this offering fully, you should carefully read this document, including the "Risk Factors" section and the information incorporated by reference in this document, including our audited consolidated financial statements and the accompanying notes included in our 2016 Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

Reasons for the Offerings
We are engaging in the rights offering provided for under the terms of the Stock Purchase Agreement in order to provide our legacy shareholders with an opportunity to increase their investment in the Company at the same purchase price as the Investors in the Private Placement, or $4.75 per share.  We are supplementing the rights offering with the directed share program, which will provide our officers and employees who are not existing shareholders an opportunity to invest in the Company, the Standby Purchase Agreement and the supplemental community offering.  The proceeds raised in the offerings will be used to provide the capital necessary to support future growth and for general corporate purposes.

Trinity Capital Corporation
The Company is a bank holding company organized in 1977 and headquartered in Los Alamos, New Mexico, offering a broad array of banking services through its wholly owned subsidiary, Los Alamos National Bank.  Our primary markets include Los Alamos, Santa Fe and Albuquerque, New Mexico.  We currently operate through our main office located at 1200 Trinity Drive, Los Alamos, New Mexico 87544, and six branch offices located in Los Alamos, White Rock, Santa Fe, and Albuquerque, New Mexico.  On June 19, 2017, we relocated our Albuquerque branch office to 7445 Pan American Freeway NE, Albuquerque, New Mexico 87109.

As of March 31, 2017, we had, on a consolidated basis, total assets of approximately $1.36 billion, net loans of approximately $764.47 million, total deposits of approximately $1.21 billion, and shareholders' equity of approximately $96.49 million.

Los Alamos National Bank
The Bank is a national banking association founded in 1963 by local investors to provide convenient, full-service banking to the unique scientific community that developed around the Los Alamos National Laboratory (the "Laboratory").  The Laboratory is a pre-eminent research facility for scientific and technological development in numerous scientific fields.  As of December 31, 2016, the Laboratory employed (directly and indirectly) approximately 10,500 people, making it the largest employer in Los Alamos County.  The Laboratory is the cornerstone of the community and has attracted numerous other scientific businesses to the area.

The Bank is the sole member of Triscensions ABQ, LLC, a New Mexico limited liability company, and the sole member of FNM Investment Fund IV, LLC, a Delaware Limited Liability Company ("FNM Investment Fund IV").  FNM Investment Fund IV is a member of Finance New Mexico—Investor Series IV, LLC, a New Mexico limited liability company, an entity created by the Bank to fund loans and investments in a New Market Tax Credit project located in Albuquerque, New Mexico.  The Bank is also a member of Cottonwood Technology Group, LLC, a management consulting and counseling company for technology startup companies, which is also designed to manage venture capital funds.

Primary Lines of Business
General.  The Bank provides a full range of financial services for deposit customers and lends money to creditworthy borrowers at competitive interest rates.  The Bank's products include certificates of deposit, checking and saving accounts, on-line banking, Individual Retirement Accounts, loans, trust and investment services, international services and safe deposit boxes.  These business activities make up the Bank's three key processes:  investment of funds, generation of funds and service-for-fee income.  The profitability of operations depends primarily on the Bank's net interest income, which is the difference between total interest earned on interest-earning assets and total interest paid on interest-bearing liabilities, and its ability to maintain efficient operations.  In addition to the Bank's net interest income, non-interest income is generated by fee-based services are offered through the Bank, such as trust and investment services and mortgage lending.

Lending Activities.
General.  The Bank provides a broad range of commercial and retail lending services to corporations, partnerships, individuals and government agencies primarily within the Bank's existing market areas.  The Bank actively markets its services to qualified borrowers.  Lending officers build relationships with new borrowers entering the Bank's market areas as well as long-standing members of the local business community.  The Bank has established lending policies that include a number of underwriting factors to be considered in making a loan, including location, loan-to-value ratio, cash flow and the credit history of the borrower.  As of March 31, 2017, the Bank's maximum legal lending limit to one borrower was $22.0 million; however, the Bank may impose additional limitations on the amount it is willing to lend to one borrower as part of its credit risk management policies.  The Bank's loan portfolio is comprised primarily of loans in the areas of commercial real estate, residential real estate, construction, general commercial and consumer lending.  In addition, as of March 31, 2017, Trinity had one construction loan.  As of March 31, 2017, commercial real estate loans comprised approximately 52.2% of the total loan portfolio; residential real estate mortgages made up approximately 26.3%; general commercial loans comprised 9.6%; construction real estate loans comprised 9.4%; and consumer lending comprised 2.5%.

Commercial Real Estate Loans.  The Bank's commercial real estate lending concentrates on loans to building contractors and developers, as well as owner occupied properties.  The Bank collateralizes these loans and, in most cases, obtains personal guarantees to help ensure repayment.  The Bank's commercial real estate loans are primarily made based on the identified cash flow of the borrower and secondarily on the underlying real estate collateral.  Credit support provided by the borrower for most of these loans and the probability of repayment is based on the liquidation of the real estate and enforcement of a personal guarantee, if any exists.  The primary repayment risk for a commercial real estate loan is the potential loss of revenue of the business which could impact the cash flows, and fair value of the property.

Residential Real Estate Loans.  The majority of the residential real estate loans originated and retained by the Bank are in the form of 15- and 30-year variable rate loans.  The Bank also originates 15- to 30-year fixed rate residential mortgages and sells most of these loans to outside investors.  In 2016, the Bank made a strategic change to an outsourced solution whereby the Bank generates residential mortgage applications for non-affiliated residential mortgage companies on a fee basis.  In 2016, the Bank originated approximately $55.8 million in residential real estate loans sold to third parties.  As of March 31, 2017, the total sold residential mortgage loan portfolio serviced by the Bank on behalf of third parties was $748 million.  The Bank does not engage in financing sub-prime loans nor does it participate in any sub-prime lending programs.  The Bank participates in the current U.S. Department of the Treasury (the "Treasury") programs, including the Home Affordable Modification Program, to work with borrowers who are in danger of, or who have defaulted on residential mortgage loans.

Construction Loans.  The Bank is active in financing the construction of residential and commercial properties in New Mexico, primarily in Northern New Mexico.  Management continues to de-emphasize this type of lending in favor of other types of loans.  The Bank manages the risks of construction lending through the use of underwriting and construction loan guidelines and requires work be conducted by reputable contractors.  Construction loans are structured either to convert to permanent loans at the end of the construction phase or to be paid off upon receiving financing from another financial institution.  The amount financed on construction loans is based on the appraised value of the property, as determined by an independent appraiser, and an analysis of the potential marketability and profitability of the project and the costs of construction.  Loan proceeds are typically disbursed on a percentage of completion basis, as determined by inspections, with all construction required to be completed prior to the final disbursement of funds.

Construction loans afford the Bank an opportunity to receive yields higher than those obtainable on adjustable rate mortgage loans secured by existing residential properties.  However, these higher yields correspond to the higher risks associated with construction lending.

Commercial Loans.  The Bank is an active commercial lender.  The Bank's focus in commercial lending concentrates on loans to business services companies and retailers.  The Bank provides various credit products to commercial customers, including lines of credit for working capital and operational purposes and term loans for the acquisition of equipment and other purposes.  Collateral on commercial loans typically includes accounts receivable, furniture, fixtures, inventory and equipment.  In addition, most commercial loans have personal guarantees to ensure repayment.  A significant portion of the Bank's commercial business loans reprice within one year or have floating interest rates.

Consumer Loans.  The Bank also provides all types of consumer loans, including motor vehicle, home improvement, credit cards, signature loans and small personal credit lines.  Consumer loans typically have shorter terms and lower balances with higher yields compared to the Bank's other loans, but generally carry higher risks of default.  Consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be affected by adverse personal circumstances.

Trust and Wealth Management.  The LANB Investment Department provides objective investment advice and creates individualized portfolios to meet our clients' financial and investment objectives.  We offer two platforms for our clients, a managed account using Charles Schwab as custodian and a brokerage platform with investment services through Cetera Investment Services our broker-dealer.  We offer retirement planning services, portfolio management, 529 college savings plans, annuities, insurance, stocks, bonds, mutual funds, tax advantaged investments and financial planning.  The Bank also provides fiduciary services in all aspects of trust and estate planning and administration including, but not limited to, acting as trustee for a wide array of trusts, personal representative for estates, court appointed conservator for individuals found incapable of handling their financial affairs and agent pursuant to powers of attorney or other agreement.

Enforcement Actions
Company Written Agreement.  On September 26, 2013, the Federal Reserve Bank of Kansas City (the "Reserve Bank") entered into a Written Agreement with Trinity (the "Written Agreement").  The Written Agreement restricts Trinity's ability to issue dividends and other capital distributions and to repurchase or redeem any Trinity stock without the prior written approval of the Reserve Bank.  Because Trinity is deemed to be in "troubled condition" by virtue of the Written Agreement, it also is required to:  (i) obtain the prior approval of the Reserve Bank for the appointment of new directors and the hiring or promotion of senior executive officers; and (ii) comply with restrictions on severance payments and indemnification payments to institution-affiliated parties.

Bank Consent Order.  On November 30, 2012, the Bank entered into a formal agreement (the "Formal Agreement") with the Office of the Comptroller of the Currency (the "OCC").  On December 17, 2013, the Bank entered into a Consent Order with the OCC (the "Consent Order") that terminated the Formal Agreement.  The focus of the Consent Order is on improving the Bank's credit administration, credit underwriting, internal controls, compliance and management supervision.  Additionally, the Consent Order requires that the Bank maintain certain capital ratios and receive approval of the OCC prior to declaring dividends.  The Consent Order requires the Bank to maintain the following minimum capital ratios:  (i) a Tier 1 leverage ratio of at least 8%; and (ii) a total risk-based capital ratio of at least 11%.  Being subject to the Consent Order means that the Bank may not be deemed to be "well capitalized" under the prompt corrective action rules.  Because the Bank is deemed to be in "troubled condition" by virtue of the Consent Order, it also is required to:  (i) obtain the prior approval of the OCC for the appointment of new directors and the hiring or promotion of senior executive officers; and (ii) comply with restrictions on severance payments and indemnification payments to institution-affiliated parties.

Business Strategy
•
Enhance the control environment.  Our board of directors is devoted to strengthening the Company's control environment by ensuring that management has adopted a philosophy, operating style and general tone that promotes and reinforces the importance of internal controls and compliance.  With the core conversion completed last year, we have been able to impose controls relating to segregation of duties and access rights to aid in developing formal control procedures.

•
Continue credit improvement.  Over the last six years, we have dedicated significant resources to reducing our level of problem assets and improving our credit risk function, including implementing comprehensive credit policies, procedures and monitoring systems in order to better manage the loan portfolio and any delinquent and troubled loans.  Our non-performing loans have declined by $53.1 million, or 75.8%, from $70.1 million as of December 31, 2011 to $17.0 million as of March 31, 2017.  Other real estate owned ("OREO") has declined $8.0 million, or 56.5%, from $14.1 million as of December 31, 2011 to $6.1 million as of March 31, 2017.  We continue to focus on improving our asset quality and proactively monitoring credit risk.

•
Improve efficiency.  Our management team is focused on sustainable expense control across all lines of business.  We continue to make investments in information technology to improve efficiencies and enhance customer service, including upgraded account and data processing systems, improved loan monitoring and quality control systems, as well as upgraded accounting systems and outsourcing when appropriate.

•
Execute business development strategies.  As the largest bank headquartered in the State of New Mexico, we are in a unique position to our community bank competitors and the other big banks operating in our markets.  We have economic opportunities in serving small businesses that are often overlooked by the mega-banks, yet we have products and services that smaller banks cannot offer to customers.  In support of our corporate goals and in recognition of the unique aspects of our three primary market areas, we have established special business development strategies for each market area.

•
Foster superior service culture.  Our board of directors and management team have the momentum to refocus on our commitment to our shareholders, customers and employees.  We are more committed than ever to providing the professional and personal service that our customers expect and deserve, along with offering innovative products to help them achieve financial success.  We have recently implemented new technologies, including an improved core operating system and mobile banking, to improve customer convenience and security when banking with LANB.

Management Team
Many of the members of the management team are new to the Company and the Bank, though each of them has extensive expertise in the banking industry.  We believe this experienced management team, coupled with our diverse, community-oriented board of directors, enhances our ability to attract and retain commercial customers.

John S. Gulas.  Mr. Gulas is our President and Chief Executive Officer, having joined the Company and the Bank in June 2014.  Prior to joining Trinity and the Bank, Mr. Gulas served as President and Chief Executive Officer for Farmers National Bank headquartered in Canfield, Ohio from 2010 to 2013, and served as Chief Operating Officer for Farmers National Bank from 2008 to 2010.  Mr. Gulas served as President and Chief Executive Officer for Sky Trust, Co, N.A., a subsidiary of Sky Financial from 2005 to 2007.  In his 33-year banking career, Mr. Gulas has also held executive positions at UMB, Wachovia Corporation, and KeyCorp.

Michael Shuler.  Mr. Shuler has served as interim Chief Financial Officer of the Company since March 27, 2017, following the departure of our former Chief Financial Officer.  He also served as the interim Chief Financial Officer of the Bank from March 27, 2017 to June 19, 2017.  Mr. Shuler served as the Bank's Controller from August 2015 to May 2017.  Prior to that, Mr. Shuler served as Senior Vice President and Controller at United Central Bank until it was purchased by Hanmi Bank, where Mr. Shuler served as Senior Vice President and Regional Controller.  Prior to his service at United Central Bank, Mr. Shuler served in various capacities at Beal Bank from 1996 to 2011.

Thomas Dolan.  Mr. Dolan joined LANB in April 2017 as its Senior Financial Officer and was appointed as its Chief Financial Officer effective June 19, 2017.  He was most recently employed as Executive Vice President and Chief Operating Officer for Anchor Bank based in Madison, Wisconsin.  Prior to serving in that capacity, Mr. Dolan served as Chief Financial Officer of Anchor Bank.  He is a graduate of Loyola University of Chicago and holds an MBA from University of Chicago with a concentration in Finance.

Joe Martony.  Mr. Martony has served as our Chief Risk Officer since joining the Bank in January 2016.  Mr. Martony was most recently employed as Executive Vice President and Chief Risk Officer for SKBHC Holdings LLC ("SKBHC"), Starbuck Bancshares, Inc. and AmericanWest Bank from 2010 to 2015.  Prior to SKBHC, Mr. Martony held senior risk management positions at Mutual of Omaha Bank and First National Bank, both located in Scottsdale, Arizona.  From 1987 to 2006, Mr. Martony was a National Bank Examiner for the OCC.

Other key members of the management team include Stanley Sluder, who is our Chief Lending Officer.  Mr. Sluder is seasoned lender, having worked in the New Mexico banking arena since 1998.  Thomas Lilly has served as Chief Credit Officer of the Bank since July 2013.  Mr. Lilly was previously employed as Chief Credit Officer at The National Bank in Bettendorf, Iowa from August 2009 to July 2013.  Mr. Lilly has over 30 years' experience as a commercial lender and Chief Credit Officer.  Finally, Yin "Eddie" Y. Ho has served as Chief Information Officer since September 2014.  Mr. Ho was previously employed as Executive Vice President and Chief Information Officer at OmniAmerican Bank in Fort Worth, Texas since October 2008 until the bank was acquired by Southside Bank of Tyler, Texas.  Mr. Ho has performed key leadership roles as Chief Information Officer, Chief Information Security Officer, Technology Risk Management, and Enterprise Architect for IBM, Dell, Grant Thornton, Blockbuster, and other financial institutions.

Key accomplishments of our current management team include:

•	Improved asset quality. The Company has reduced its non-performing assets from its highest percentage following the Great Recession of 4.32% at December 31, 2014 to 1.84% at March 31, 2017.

•
Current financial statements.  The Company completed the restatement of its financial statements with the SEC for the years ended December 31, 2006 through 2011 and the quarters ended March 31, 2012 and June 30, 2012, has timely filed its 2016 Form 10-K and its Quarterly Report on Form 10-Q for the three months ended March 31, 2017.

•	Completed Private Placement. The Company raised $52.0 million of new capital from three institutional investors in the Private Placement. See "Recent Developments" below.

•
Redeemed TARP and paid deferred interest on sub debt.  With the proceeds from the Private Placement, along with a $15 million dividend from the Bank, the Company redeemed its outstanding shares of Series A Preferred Stock (defined below) and Series B Preferred Stock (defined below) and paid all of the deferred interest on its trust preferred securities.  See "Recent Developments" below.

•
Core conversion.  The Company made technological improvements with the implementation of the new core data processing systems in July 2016.  These enhanced core systems allow management to redesign processes and enhance controls.

Recent Developments
Private Placement to Certain Institutional and Accredited Investors
On December 19, 2016, the Company closed its previously announced $52 million Private Placement with Castle Creek, Patriot and Strategic Value, pursuant to which the Company issued 2,661,239 shares of its voting common stock, no par value per share, at $4.75 per share, and 82,862 shares of a new series of convertible perpetual non-voting preferred stock, Series C, no par value per share, at $475.00 per share ("Series C Preferred Stock").  The Company used a portion of the net proceeds from the Private Placement to repurchase its outstanding Series A Preferred Stock (as defined below) and Series B Preferred Stock (as defined below), which it completed on January 25, 2017, and used the remaining net proceeds to pay the deferred interest on its trust preferred securities, and for general corporate purposes.

In accordance with the terms of the Stock Purchase Agreement, the Company entered into a registration rights agreement (the "Registration Rights Agreement") with each of Castle Creek and Patriot.  Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to file a resale registration statement for the purpose of registering the resale of the shares of the voting common stock and the underlying shares of non-voting common stock into which the shares of Series C Preferred Stock are convertible.  The Company is obligated to file the registration statement no later than the third anniversary after the closing of the Private Placement.

Pursuant to the terms of the Stock Purchase Agreement, Castle Creek and Patriot entered into side letter agreements with us.  Under the terms of the side letter agreements, each of Castle Creek and Patriot is entitled to have one representative appointed to our board of directors for so long as such investor, together with its respective affiliates, owns, in the aggregate, 5% or more of all of our outstanding shares of common stock (including shares of common stock issuable upon conversion of the Series C Preferred Stock or non-voting common stock, as applicable).

Redemption of Series A Preferred Stock and Series B Preferred Stock
On March 27, 2009, Trinity participated in the TARP Capital Purchase Program by issuing 35,539 shares of Trinity's Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the "Series A Preferred Stock") to the United States Department of Treasury ("Treasury") for a purchase price of $35.5 million in cash and issued warrants that were immediately exercised by Treasury for 1,777 shares of Trinity's Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the "Series B Preferred Stock").  Using part of the proceeds from the Private Placement described above, the Company repurchased all of its outstanding Series A Preferred Stock and Series B Preferred Stock effective January 25, 2017.

Payment of Deferred Interest on Trust Preferred Securities
As of December 31, 2016, the Company had outstanding $37.1 million of trust preferred securities with a total of $9.8 million of accrued and unpaid interest.  During the first quarter of 2017, the Company used part of the net proceeds from the Private Placement, plus a portion of a $15 million dividend from the Bank, to pay all of the accrued and unpaid interest on the junior subordinated debentures.

Conversion of Series C Preferred Stock to Non-Voting Common Stock
At December 31, 2016, the Company had outstanding 82,862 shares of Series C Preferred Stock that were issued in connection with the Private Placement.  Following shareholder approval of an amendment to the Company's articles of incorporation to authorize a class of non-voting common stock, and the subsequent filing of such amendment with the New Mexico Secretary of State, all outstanding shares of Series C Preferred Stock were automatically converted into 8,286,200 shares of non-voting common stock.

Corporate Information
Our principal executive offices are located at 1200 Trinity Drive, Los Alamos, New Mexico 87544.  Our telephone number is (505) 662-5171.  The Company's website is https://www.lanb.com/home/tcc-investor-relations.  The information contained on our website is not part of this document.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
The following table sets forth our summary consolidated historical financial and operating data for the periods and at the dates indicated.  The historical financial data for each of the five years in the period ended December 31, 2016 are derived from the historical consolidated financial statements.  The historical financial data for the three months ended March 31, 2017 and 2016 are derived from our unaudited financial statements.  In our opinion, this unaudited information has been prepared on a basis consistent with the audited consolidated historical financial statements included by reference elsewhere in this document and includes all adjustments, consisting only of normal recurring adjustments, that we consider necessary for a fair presentation of our financial position and results of operations for these periods.  This information should be read in conjunction with our historical consolidated financial statements and the notes thereto.  The historical results presented are not necessarily indicative of future results.

	Three months ended March 31,		Year ended December 31,
	2017	2016	2016	2015	2014	2013	2012
	(dollars in thousands, except per share data)
Summary Income Data:
Interest income	$11,386	$12,126	$47,848	$47,604	$52,150	$60,695	$67,274
Interest expense	1,215	1,366	5,367	5,876	7,356	8,821	10,393
Net interest income	10,171	10,760	42,481	41,728	44,794	51,874	56,881
Provision for loan losses	30	0	1,800	500	2,000	0	27,206
Net trust income	651	632	2,260	2,604	2,564	2,359	2,057
Other non-interest income	2,066	1,992	9,567	7,525	6,441	13,106	17,068
Total Non-interest income	2,717	2,624	11,827	10,129	9,005	15,465	19,125
Noninterest expense	13,870	12,653	50,071	49,443	56,621	54,476	51,558
Income (loss) before income taxes	(1,012)	731	2,437	1,914	(4,822)	12,863	(2,758)
Income tax expense (benefit)	(526)	0	(13,676)	0	1,170	0	(250)
Net income (loss)	(486)	731	16,113	1,914	(5,992)	12,863	(2,508)

Per Share Data:
Net income (loss) per common share-diluted	(0.10)	(0.05)	1.71	(0.29)	(1.43)	1.66	(0.72)
Book value at end of period	5.68	6.97	6.88	6.51	7.20	8.63	7.09
Dividends declared - common stock	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Dividends declared - preferred stock	10.00	27.71	114.48	101.91	86.56	57.46	56.68
Average common shares outstanding and	13,017,045	6,524,786	6,620,611	6,483,637	6,452,557	6,449,726	6,449,726
dilutive potential common shares outstanding	13,017,045	6,524,786	6,934,608	6,483,637	6,452,557	6,449,726	6,449,726

Balance Sheet Data:
Total assets	1,356,076	1,436,360	1,425,437	1,398,985	1,446,206	1,550,020	1,544,912
Cash and cash equivalents	46,697	167,052	119,335	188,875	247,398	291,198	160,960
Total securities available for sale	451,089	389,203	439,650	316,040	216,022	123,304	112,897
Total loans	778,656	823,198	785,490	839,788	910,547	1,057,088	1,193,824
Allowance for loan losses	14,187	17,305	14,352	17,392	24,783	28,358	35,633
Total deposits	1,206,484	1,285,972	1,215,089	1,253,958	1,282,592	1,383,065	1,393,139
Borrowings	0	0	0	0	0	0	0
Shareholders' equity	96,487	79,593	134,107	76,300	81,003	88,710	75,858

Selected Ratios:
Net interest margin	3.19%	3.19%	3.16%	3.02%	3.15%	3.53%	3.88%
Nonperforming loans to total loans	2.18%	3.85%	2.73%	3.60%	5.29%	4.92%	3.81%
Nonperforming assets to total assets	1.84%	2.78%	2.10%	2.76%	4.32%	4.29%	3.56%
Allowance for loan losses to nonperforming loans	83.57%	54.52%	66.82%	57.35%	51.40%	54.41%	78.09%
Allowance for loan losses to total loans	1.82%	2.10%	1.83%	2.07%	2.72%	2.68%	2.98%
Net charge-offs to average loans	0.03%	0.01%	0.60%	0.91%	0.57%	0.64%	2.18%

Capital Ratios:
Total capital (to risk-weighted assets)	16.0156%	14.3713%	20.0509%	14.10%	14.27%	13.72%	11.50%
Tier 1 capital (to risk-weighted assets)	13.6632%	11.3632%	18.7490%	11.13%	12.10%	11.93%	9.47%
Common equity tier 1 capital (to risk weighted assets)	10.9289%	4.9166%	6.8186%	4.85%	NA	NA	NA
Tier 1 capital (to average assets)	9.0656%	7.0368%	12.0120%	7.11%	7.54%	8.02%	6.98%

THE RIGHTS OFFERING

The following summary describes the principal terms of the rights offering, but is not intended to be complete.  See the section of this document below entitled "The Rights Offering" for a more detailed description of the terms and conditions of the rights offering.

Securities Offered	We are distributing to you, free of charge, one (1) non-transferable subscription right for every [____] shares of our voting common stock that you owned as of the record date.
Subscription Price	$4.75 per share of common stock.
Basic Subscription Right
You will receive one subscription right for every [____] shares of voting common stock that you owned of record as of 5:00 p.m., Eastern Daylight Time, on [_________], 2017 (rounded down to the nearest whole subscription right).  Each subscription right will entitle you to purchase one (1) share of our voting common stock at a price of $4.75 per share.  You may exercise your basic subscription right for some or all of your subscription rights, or you may choose not to exercise your subscription rights.

Fractional subscription rights resulting from the calculation of basic subscription rights based on the number of shares of voting common stock owned of record as of the record date will be eliminated by rounding down to the nearest whole subscription right.  As a result, we may not issue the full number of shares of voting common stock authorized for issuance in connection with this rights offering.

Over-subscription Privilege
If you timely and fully exercise your basic subscription right with respect to all of the subscription rights you hold and other rights holders do not exercise their basic subscription rights in full, you may also subscribe for any shares of our voting common stock that our other shareholders do not purchase through the exercise of their basic subscription rights, or shares of voting common stock that are not subscribed for in the directed share program, pursuant to the over-subscription privilege (subject to availability and the limits described below under the heading "Limitation on the Purchase of Shares").

We reserve the right to reject in whole or in part any or all over-subscription requests, and we may choose to issue some or all of the shares that we may issue beyond the number necessary to satisfy properly exercised basic subscription rights solely to new investors in the supplemental community offering.

If we receive over-subscription requests for more shares than we have made available to be purchased pursuant to such requests, then we reserve the right to determine the manner in which the shares of our voting common stock are allocated pursuant to the exercise of the over-subscription requests in our sole discretion.  If you are not allocated the full amount of shares for which you over-subscribe, you will receive a refund of the subscription price, without interest, penalty or deduction, that you delivered for those shares of our common stock that are not allocated to you.  The subscription agent will mail such refunds as soon as practicable after the closing of the offerings.

Record Date	5:00 p.m., Eastern Daylight Time, on [___________], 2017.
Expiration Date of the Rights Offering	5:00 p.m., Eastern Daylight Time, on [________], 2017.
No Minimum	There is no minimum number of subscription rights that must be exercised or shares of voting common stock that must be sold as a condition to accepting subscriptions and closing the offerings.
Procedures for Exercising Rights
To exercise your subscription rights, you must take the following steps:

• properly complete and sign the subscription rights certificate which accompanies this document; and

• return the completed and signed subscription rights certificate with full payment for the number of shares of voting common stock which you are subscribing for to the subscription agent at or before 5:00 p.m., Eastern Daylight Time, on [____], 2017.

Your payment may be made by cashier's check, personal check or wire transfer payable to "Continental Stock Transfer & Trust Company, as subscription agent."  The subscription agent must receive the properly completed and signed subscription rights certificate and payment prior to the expiration date of the rights offering.  See "The Rights Offering - Subscription Procedures" and "The Rights Offering - Subscription Payments."

You may also exercise your subscription rights by using the guaranteed delivery procedures described in "The Rights Offering – Notice of Guaranteed Delivery."

Use of Proceeds	We intend to use the proceeds of the offerings to provide the capital necessary to support future growth and for general corporate purposes. See "Use of Proceeds."
Non-Transferability of Rights	You may not sell or otherwise transfer your subscription rights. The subscription rights will not be listed on any securities exchange or national market or quoted on any quotation system.
No Revocation
All exercises of subscription rights and subscriptions for voting common stock are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights.  You should not exercise your subscription rights or deliver your subscription agreement unless you are sure that you wish to purchase shares of our voting common stock at the subscription price.

No Board Recommendation
Our board of directors is making no recommendation regarding whether you should exercise your subscription rights or invest in our common stock.  We urge you to make your decision based on your own assessment of our business and financial condition, our prospects for the future, and the terms of the offerings.  Please see "Risk Factors" for a discussion of some of the risks involved in investing in our common stock.

Limitation on Purchase of Shares
Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not purchase shares of our common stock that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning in excess of 4.9% of our outstanding shares of voting common stock following the closing of the offerings, or otherwise being required to obtain regulatory non-objection or approval.  Strategic Value may acquire up to 9.9% of our outstanding shares of voting common stock following the closing of the offerings pursuant to the Standby Purchase Agreement.  See "The Rights Offering — Limit on How Many Shares of Common Stock You May Purchase in the Rights Offering."

Reserved Shares; Directed Share Program
At the same time that we are conducting the rights offering, we have also reserved up to [____] shares of our voting common stock offered by this document for sale, at the same purchase price, to our directors, executive officers and employees.  Our directed share program will be administered by Boenning & Scattergood, who also serves as our financial advisor in connection with the rights offering.  Any Reserved Shares not purchased in the directed share program will be offered to our existing shareholders in the rights offering as part of the over-subscription privilege on the same terms as the other shares.

The only shares that will be offered in the directed share program are the Reserved Shares.  The directed share program will expire at the close of business on [____________], 2017, the same expiration date as the rights offering, unless we extend it in our sole discretion.  However, we will not extend the directed share program beyond [______________], 2017.

Standby Purchaser
We have entered into a Standby Purchase Agreement with Strategic Value pursuant to which Strategic Value will purchase, at the same subscription price and to the extent shares of our voting common stock are available following the rights offering and directed share program, up to 281,987 shares of our voting common stock.  In no event will Strategic Value own in excess of 9.9% of our outstanding shares of voting common stock immediately after the closing of the offerings.

Supplemental Community Offering
If shares of voting common stock remain available for sale after the expiration of the rights offering, the directed share program and the Standby Purchase Agreement, we will offer and sell those remaining shares to the public on a best efforts basis at the same $4.75 per share subscription price.

You must subscribe for at least 100 shares of voting common stock in the supplemental community offering, although we may choose to waive this minimum investment amount in our sole discretion.

We anticipate that, if we offer shares in the supplemental community offering, we will offer the shares to individual investors who reside or operate businesses in our current market area.  We may also offer shares in the supplemental community offering to a limited number of institutional investors.  We reserve the right to accept or reject, in whole or in part, any subscription tendered in the supplemental community offering.

The supplemental community offering will expire at 5:00 p.m., Eastern Daylight Time, on [____], 2017, unless the expiration date is extended, but not beyond [____], 2017.

Subscription Agent for Offerings	Continental Stock Transfer & Trust Company
Financial Advisor for Offerings	Boenning & Scattergood, Inc.
Material U.S. Federal Income Tax Consequences
For U.S. federal income tax purposes, you should not recognize income, gain, or loss upon receipt, exercise, or expiration of a subscription right.  You should consult your own tax advisor as to the tax consequences to you of the receipt, exercise, or expiration of the subscription rights in light of your particular circumstances.

Extension, Cancellation, and Amendment
We have the option to extend the offerings and the period for exercising your subscription rights, although we do not presently intend to do so.  Our board of directors may cancel the offerings at any time prior to the expiration date of the offerings for any reason.  In the event that we cancel the offerings, all subscription payments that the subscription agent has received will be returned, without interest, penalty or deduction, as soon as practicable.  We also reserve the right to amend or modify the terms of the offerings at any time prior to the expiration date of the offerings.

Shares Outstanding Before the Offerings	9,249,205 shares of our voting common stock and 8,286,200 shares of our non-voting common stock were outstanding as of May 31, 2017.
Shares Outstanding After the Offerings
We will issue up to 2,105,263 shares of voting common stock in the offerings, depending on the number of subscription rights that are exercised.  Assuming no options are exercised and there are no other changes in the number of outstanding shares prior to the expiration of the rights offering period, and based on the number of shares of voting common stock outstanding as of May 31, 2017, if we issue all 2,105,263 shares of voting common stock available for the offerings, we would have 11,354,468 shares of voting common stock outstanding following the closing of the offerings.

Fees and Expenses	We will pay the fees and expenses related to the offerings.
Questions
If you have any questions about the offerings, including questions about subscription procedures and requests for additional copies of this document or other documents, please contact Boenning & Scattergood at (866) 326-8186 or trinityinfo@boenninginc.com or Continental at (917) 262-2378.

If you have any other questions or need assistance, please contact John S. Gulas, our President and Chief Executive Officer, or Thomas Dolan, Chief Financial Officer of the Bank, at (505) 662-5171.

RISK FACTORS
An investment in our securities involves a high degree of risk.  You should carefully consider the risks described below, together with the other information included or incorporated by reference in this document, including the risk factors set forth in our 2016 Form 10-K and our Quarterly Report for the quarter ended March 31, 2017, and the risks that we have highlighted in other sections of this document.  The risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.  If any of the following risks actually occur, our business, results of operations, and financial condition could suffer materially.  In that event, the trading price and market value of our common stock could decline, and you may lose all or part of your investment in our common stock.  The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

RISKS RELATED TO THE COMPANY
We have identified various material weaknesses in our internal control over financial reporting which have materially adversely affected our ability to timely and accurately report our results of operations and financial condition.

These material weaknesses have not been fully remediated as of the filing date of this document and we cannot ensure that other material weaknesses will not be identified in the future.  Discussed under Part II, Item 9A "Controls and Procedures" of the 2016 Form 10-K, we concluded that, as of and for the year ended December 31, 2016, we had material weaknesses in our internal control over financial reporting and that, as a result, our disclosure controls and procedures and our internal control over financial reporting were not effective at such date.  A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting that creates a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis.  See Part II, Item 9A "Controls and Procedures" of the 2016 Form 10-K for a detailed discussion of the material weaknesses identified and related remedial activities.  Management anticipates that these remedial actions, and further actions that are being developed, will strengthen the Company's internal control over financial reporting and will, over time, address the material weaknesses that were identified.  Because some of these remedial actions will take place on a quarterly or annual basis, their successful implementation will continue to be evaluated before management is able to conclude that these material weaknesses have been remediated.  The Company cannot provide any assurance that these remediation efforts will be successful or that the Company's internal control over financial reporting will be effective as a result of these efforts.  Moreover, we cannot assure you that additional material weaknesses in our internal control over financial reporting will not arise or be identified in the future.

We continue our remediation activities and must also continue to improve our operational, information technology, financial systems, infrastructure, procedures, and controls, as well as continue to expand, train, retain, and manage our employee base.  Any difficulties we encounter during implementation could result in additional material weaknesses or in material misstatements in our financial statements.  These misstatements could result in a future restatement of our financial statements, could cause us to fail to meet our reporting obligations, or could cause investors to lose confidence in our reported financial information, all of which could have a material adverse effect on our business, financial condition and results of operations.

Certain regulatory authorities have previously requested information and documentation relating to the restatement of our financial statements.
These government inquiries or any future inquiries to which we may become subject could result in penalties and/or other remedies that could have a material adverse effect on our financial condition and results of operation.  The SEC opened an investigation in January 2013 relating to the restatement of our financial statements for the years ended December 31, 2006 through 2011 and the quarters ended March 31, 2012 and June 30, 2012, resulting in the settlement of that investigation in September 2015.  The SEC also settled claims against four former members of our senior management and filed suit against one former member of our senior management.  While Trinity has settled all claims alleged by the SEC relating to the restatement, Trinity is required to cooperate in any proceedings, including the suit filed against the former member of management, and any other investigation relating to the restatement.  The cooperation provisions and the lawsuit may result in a continuation of elevated legal expenses.  Additionally, the Special Inspector General for the Troubled Asset Relief Program opened a criminal investigation and requested information and documentation relating to the restatement of our financial statements.  The Company has been advised it is not the target of the investigation.

The Company is cooperating fully with the investigations.  The Company cannot predict the outcome of any unresolved proceedings or whether we will face additional government inquiries, investigations, or other actions related to these or other matters.  An adverse ruling in any regulatory proceeding or other action could impose upon us fines, penalties, or other remedies, which could have a material adverse effect on results of operations and financial condition.  Even if we are successful in defending against regulatory proceedings or other actions, such an action or proceeding may continue to be time consuming, expensive, and distracting from the conduct of our business and could have a material adverse effect on our business, financial condition, and results of operations.  It is possible that the Company may face additional monetary judgments, penalties or other sanctions which could have a material adverse effect on our business, financial condition and results of operations.  Pursuant to our obligation to indemnify our directors, executive officers and certain employees, we are currently covering certain expenses related to these matters and we may become subject to additional costly indemnification obligations to current or former officers, directors, or employees, which may or may not be covered by insurance.  Moreover, the regulatory authorities may disagree with the manner in which we have accounted for and reported the financial impact of the adjustments to previously filed financial statements.

We expect to continue to incur significant expenses related to our internal control over financial reporting and the preparation of our financial statements.
We devoted substantial internal and external resources to the completion of the restatement and will continue to devote substantial internal and external resources to become current in filing our financial statements.  As a result of these efforts, we have incurred and expect that we will continue to incur significant fees and expenses for additional auditor services, financial and other consulting services, and legal services.  We expect that these fees and expenses will remain significantly higher than historical fees and expenses in this category for several quarters.  These expenses, as well as the substantial time devoted by our management towards addressing these material weaknesses, could have a material adverse effect on our business, financial condition and results of operations.

A failure to comply with the terms of the Written Agreement or the Consent Order to which Trinity and the Bank, respectively, are currently subject within the required timeframes could subject us to further regulatory enforcement actions, which could have a material adverse effect upon our business, financial condition and results of operations.
As previously discussed, on September 26, 2013, Trinity entered into the Written Agreement with the FRB, and on December 17, 2013, the Bank entered into the Consent Order with the OCC.  If Trinity or the Bank is not successful in complying with the terms of their respective regulatory orders within the required timeframes, we could become subject to additional enforcement actions, sanctions or restrictions on our business activities.

If there were to be a return of recessionary conditions, our level of non-performing loans could increase and/or reduce demand for our products and services, which could lead to lower revenue, higher loan losses and lower earnings.
A return of recessionary conditions and/or continued negative developments in the domestic and international credit markets may significantly affect the markets in which we do business, the value of our loans and investments and our ongoing operations, costs and profitability.  Declines in real estate values and sales volumes and increased unemployment or underemployment levels may result in higher than expected loan delinquencies, increases in our levels of non-performing and classified assets and a decline in demand for our products and services.  These negative events may cause us to incur losses and may adversely affect our capital, liquidity and financial condition.

Our profitability is dependent upon the health of the markets in which we operate, and our geographic concentration may magnify the adverse effects and consequences of any regional or local economic downturn.
We operate our banking offices in Los Alamos, White Rock, Santa Fe and Albuquerque, New Mexico.  Since the end of the great recession of 2008, the economy of New Mexico has generally stabilized or is recovering, the housing market has improved and prices have increased, and vacancy rates for commercial properties have declined.  The Company's markets, however, continue to be sensitive to general economic trends and conditions, including real estate values, and an unforeseen economic shock or a return of adverse economic conditions could cause deterioration of local economies and have a material adverse effect on the Company's business, financial condition and results of operations, and cash flows.  Moreover, because of our geographic concentration, we are less able than other regional or national financial institutions to diversify our credit risks across multiple markets.  Any regional or local economic downturn that affects New Mexico, whether caused by recession, inflation, unemployment, or other factors, may affect us and our profitability more significantly and more adversely than our competitors that are less geographically concentrated and could have a material adverse effect on our results of operations and financial condition.

As the Laboratory is the largest employer in Northern New Mexico, its health is central to the economic health of both Northern and Central New Mexico.  The main indicator of the Laboratory's health is its funding.  The Laboratory's funding is primarily based and dependent upon the federal government's budgeting process.  As such, funding is not certain and can be delayed and influenced, both negatively and positively, by international, national, state and local events and circumstances beyond the Laboratory's control.  Additionally, the Laboratory's funding can be influenced by both positive and negative events and circumstances influenced by the Laboratory.  The Laboratory received from the Department of Energy (the Laboratory's largest single historical source of funding) funding of $2.2 billion for its fiscal year 2016.  The fiscal year 2017 budget request is for $2.1 billion, a 4.4% decrease over the 2016 funding.  Any material fluctuation or delay in the Laboratory's funding may affect our customers' business and financial interests, adversely affect economic conditions in our market area, affect the ability of our customers to repay their loans to us and generally affect our financial condition and results of operations.

Our risk management processes may not fully identify and mitigate exposure to the various risks that we face, including interest rate, credit, liquidity and market risk.
We continue to refine our risk management techniques, strategies and assessment methods on an ongoing basis.  However, risk management techniques and strategies, both ours and those available to the market generally, may not be fully effective in mitigating our risk exposure in all economic market environments or against all types of risk.  For example, we might fail to identify or anticipate particular risks, or the systems that we use, and that are used within our business segments generally, may not be capable of identifying certain risks.  Certain of our strategies for managing risk are based upon our use of observed historical market behavior.  We apply statistical and other tools to these observations to quantify our risk exposure.  Any failures in our risk management techniques and strategies to accurately identify and quantify our risk exposure could limit our ability to manage risks.  In addition, any risk management failures could cause our losses to be significantly greater than the historical measures indicate.  Further, our quantified modeling does not take all risks into account.  As a result, we also take a qualitative approach in reducing our risk.  Our qualitative approach to managing those risks could also prove insufficient, exposing us to material unanticipated losses.

We are subject to interest rate risk, and a change in interest rates could have a negative effect on our net income, capital levels, and overall results.
Our earnings and cash flows are largely dependent upon our net interest income.  Interest rates are highly sensitive to many factors that are beyond our control, including general economic conditions, our competition and policies of various governmental and regulatory agencies, particularly the Federal Reserve.  Changes in monetary policy, including changes in interest rates, could influence the amount of interest we earn on loans and securities and the amount of interest we incur on deposits and borrowings.  Such changes could also affect our ability to originate loans and obtain deposits as well as the average duration of our securities portfolio.  If the interest rates paid on deposits and other borrowings increase at a faster rate than the interest rates received on loans and other investments, our net interest income, and therefore earnings, could be adversely affected.  Earnings could also be adversely affected if the interest rates received on loans and other investments fall more quickly than the interest rates paid on deposits and other borrowings.

In addition, we hold securities that may be sold in response to changes in market interest rates, changes in securities' prepayment risk, increases in loan demand, general liquidity needs and other similar factors are classified as available for sale and are carried at estimated fair value, which may fluctuate with changes in market interest rates.  The effects of an increase in market interest rates may result in a decrease in the value of our available for sale investment portfolio.

Market interest rates are affected by many factors outside of our control, including inflation, recession, unemployment, money supply, international disorder and instability in domestic and foreign financial markets.  We may not be able to accurately predict the likelihood, nature and magnitude of such changes or how and to what extent such changes may affect our business.  We also may not be able to adequately prepare for, or compensate for, the consequences of such changes.  Any failure to predict and prepare for changes in interest rates, or adjust for the consequences of these changes, may adversely affect our earnings and capital levels and overall results of operations and financial condition.

We measure interest rate risk under various rate scenarios and using specific criteria and assumptions.  Although we believe our current level of interest rate sensitivity is reasonable and effectively managed, significant fluctuations in interest rates may have an adverse effect on our business, financial condition and results of operations.

We must effectively manage our credit risk, including risks specific to real estate value, due to the large concentration of real estate loans in our loan portfolio.
There are risks inherent in making any loan, including risks of nonpayment, risks resulting from uncertainties as to the future value of collateral and risks resulting from changes in economic and industry conditions.  The Loan Department of the Bank has been and remains focused on improving processes and controls to minimize our credit risk through prudent loan underwriting procedures, monitoring of the concentration of our loans within specific industries, monitoring of our collateral values and market conditions, stress testing and periodic independent reviews of outstanding loans performed by a third-party as well as external auditors.  However, we cannot assure such approval and monitoring procedures will eliminate these credit risks.

The maximum amount we can legally loan to any one customer and their related entities (our "legal lending limit") is smaller than the limits of our national and regional competitors with larger lending limits.  While there is little demand for loans over our legal lending limit, we can, and have, engaged in participation loans with other financial institutions to respond to customer requests and to conform with our legal lending limit.  However, there are some loans and relationships that we cannot effectively compete for due to our size.

Real estate lending (including commercial, construction and residential) is a large portion of our loan portfolio.  These categories constitute approximately $686 million (88%) of our total loan portfolio as of March 31, 2017.  The fair value of real estate can fluctuate significantly in a short period of time as a result of market conditions in the geographic area in which the real estate is located.  Since a significant portion of such loans is secured by real estate, adverse developments affecting real estate values in one or more of our markets could increase the credit risk associated with our loan portfolio.  Additionally, commercial real estate lending typically involves larger loan principal amounts and the repayment of the loans generally is dependent, in large part, on sufficient income from the properties securing the loans to cover operating expenses and debt service.  Economic events or governmental regulations outside of the control of the borrower or the Bank could negatively impact the future cash flow and fair values of the affected properties.

The Bank's residential mortgage loan operations include origination, sale and servicing.  The Bank's residential mortgage loan portfolio does not include subprime mortgages and contains a limited number of non-traditional residential mortgages.  The Bank employs underwriting standards that it believes are in line with industry norms in making residential mortgage loans.  The Bank purchased mortgage-backed securities in the past several years based upon the returns and quality of these assets.  Neither Trinity nor the Bank engaged in the packaging and selling of loan pools, such as collateralized debt obligations, structured investment vehicles, or other instruments which contain subprime mortgage loans and have seen significant losses in value.  As such, Trinity does not foresee any charge-offs, write-downs or other losses outside the ordinary course of business with respect to our residential mortgage operations.  For many years, the majority of the residential mortgage loans originated by the Bank were sold to third-party investors, primarily to Fannie Mae, and the Bank continued to service the majority of loans that it sold to such investors.  This provided a continuing source of non-interest income through mortgage servicing rights ("MSR").  Beginning in late 2015, the Bank began implementing a strategy to sell most of its newly originated mortgages with servicing released.  In 2016, the Bank further refined its lending strategy to include generating applications for non-affiliated mortgage companies on a fee basis.

If loans collateralized by real estate become troubled during a time when market conditions are declining or have declined, we may not be able to realize the amount of security anticipated at the time of originating the loan, which could cause us to increase our provision for loan losses and adversely affect our operating results and financial condition.  To mitigate such risk, we employ the use of independent third parties to conduct appraisals on our real estate collateral and adhere to limits set on the percentages for the loan amount to the appraised value of the collateral.  We continually monitor the real estate markets and economic conditions in the areas in which our loans are concentrated.

Our ability to continue extensive residential real estate lending in our market area is heavily dependent on building and retaining relationships with non-affiliate mortgage lenders.
As of March 31, 2017, the Bank serviced a total of approximately $748 million in loans that were sold to Fannie Mae, in addition to the approximately $205 million in residential real estate loans maintained on the balance sheet.  For many years, the Bank sold the majority of the residential real estate loans it generated to Fannie Mae on a servicing retained basis.  However, beginning in late 2015, the Bank began moving toward a strategy to sell most of its newly originated mortgages with servicing released.  In 2016, the Bank further refined its lending strategy to include generating applications for non-affiliated mortgage companies on a fee basis.  These changes in strategy were primarily based upon new compliance requirements and capital treatment related to residential mortgage loans.  If we are unable to identify new partners or fund the loans on our balance sheet, it could have the effect of limiting the Company's fees associated with originating  such loans, which in turn could adversely affect our business, financial condition and results of operations.

Our mortgage origination business is subject to fluctuations based upon seasonal and other factors and, as a result, our results of operations for any given quarter may not be indicative of the results that may be achieved for the full fiscal year.
Our mortgage origination business is subject to several variables that can impact loan origination volume, an increase in the general level of interest rates may, among other things, adversely affect the demand for mortgage loans and our ability to originate mortgage loans.  In particular, if mortgage interest rates increase, the demand for residential mortgage loans and the refinancing of residential mortgage loans will likely decrease, which will have an adverse effect on our mortgage origination activities.  Conversely, a decrease in the general level of interest rates, among other things, may lead to increased competition for mortgage loan origination business.  As a result of these variables, our results of operations for any single quarter are not necessarily indicative of the results that may be achieved for a full fiscal year.

Our construction and development loans are based upon estimates of costs and value associated with the completed project.  These estimates may be inaccurate and we may be exposed to more losses on these projects than on other loans.
As of March 31, 2017, construction loans, including land acquisition and development, totaled $73.1 million, or 9.4%, of our total loan portfolio.  Construction, land acquisition and development lending involve additional risks because funds are advanced based upon the value of the project, which is of uncertain value prior to its completion.  Because of the uncertainties inherent in estimating construction costs, as well as the fair value of the completed project and the effects of governmental regulation of real property and the general effects of the national and local economies, it is relatively difficult to evaluate accurately the total funds required to complete a project and the related loan-to-value ratio.  As a result, construction loans often involve the disbursement of substantial funds with repayment dependent, in part, on the success of the ultimate project and the ability of the borrower to sell or lease the property, rather than the ability of the borrower or guarantor to repay principal and interest.  If our appraisal of the value of the completed project proves to be overstated, we may have inadequate security for the repayment of the loan upon completion of construction of the project.  If we are forced to foreclose on a project prior to or at completion due to a default, there can be no assurance that we will be able to recover all of the unpaid balance of, and accrued interest on, the loan as well as related foreclosure, sale and holding costs.  In addition, we may be required to fund additional amounts to complete the project and may have to hold the property for an unspecified period of time.

Our allowance for loan losses may prove to be insufficient to absorb losses in our loan portfolio.
We maintain an allowance for loan losses, which is a reserve established through a provision for loan losses charged to expense, that we believe is appropriate to provide for probable incurred losses in our loan portfolio.  The amount of this allowance is determined by our management through a periodic review and consideration of several factors, including, but not limited to:

•	our general reserve, based on our historical default and loss experience;
•	our specific reserve, based on our evaluation of impaired loans and their underlying collateral; and
•	current macroeconomic factors and model imprecision factors.

The determination of the appropriate level of the allowance for loan losses inherently involves a high degree of subjectivity and requires us to make significant estimates of current credit risks and future trends, all of which may undergo material changes.  A deterioration or lack of improvement in economic conditions affecting borrowers, new information regarding existing loans, identification of additional problem loans and other factors, both within and outside of our control, may require an increase in the allowance for loan losses.  In addition, bank regulatory agencies periodically review our allowance for loan losses and may require an increase in the provision for possible loan losses or the recognition of further loan charge-offs, based on judgments different than those of management.  In addition, if charge-offs in future periods exceed the allowance for loan losses, we will need additional provisions to increase the allowance for loan losses.  Any increases in the allowance for loan losses due to increased provisions will result in a decrease in net income and, possibly, capital, and may have a material negative effect on our financial condition and results of operations.

Our ability to attract and retain management and key personnel may affect future growth and earnings, and legislation imposing compensation restrictions could adversely affect our ability to do so.
Much of our future success will be strongly influenced by our ability to attract and retain management experienced in banking and financial services and familiarity with the communities in our market areas.  Our ability to retain executive officers, the functional area managers, branch managers and loan officers of our bank subsidiary will continue to be important to the successful implementation of our strategy.  It is also critical, as we address the Written Agreement and the Consent Order, to be able to attract and retain qualified management and loan officers with the appropriate level of experience and knowledge about our market areas to implement our community-based operating strategy.

As a result of the Bank having entered into the Consent Order, we are subject to certain limitations regarding employee compensation, as well as the hiring of executive officers.  These limitations may adversely affect our ability to recruit and retain key employees in addition to our senior executive officers, especially if we are competing for talent against institutions that are not subject to the same restrictions.  There have been many staffing changes recently at the Company, including the departure of several loan officers and members of senior management.  However, over the past three years, the Company hired and has retained experienced and proven management to serve as Chief Executive Officer, Chief Credit Officer, Chief Risk Officer, Chief Lending Officer and Chief Information Officer.  The unexpected loss of services of key management personnel, or the inability to recruit and retain qualified personnel in the future, could have an adverse effect on our business, results of operations and financial condition.

We may need to raise additional capital in the future, which may not be available when it is needed.
We are required by federal and state regulatory authorities to maintain adequate levels of capital to support our operations.  We manage our growth rate and risk profile to ensure that our existing capital resources will satisfy our capital requirements for the foreseeable future.  However, regulatory requirements, growth in assets outpacing growth in capital or our growth strategy may present conditions that would create a need for additional capital from the capital markets.  Additionally, the restatement of our financial statements, and our inability to timely file our 2012, 2013, 2014 and 2015 financial statements, as well as the regulatory orders imposed on Trinity and the Bank, among other factors, may make it difficult to raise capital in the near future, or limit the manner in which we can raise it.  Our ability to raise additional capital depends on conditions in the capital markets, general economic conditions and a number of other factors, including investor perceptions regarding the banking industry, market conditions and governmental activities, and on our financial condition and performance.  There may not always be capital available or available on favorable terms.  These conditions may alter our strategic direction and require us to manage our growth to remain within capital limits relying solely on our earnings for capital formation, possibly limiting our growth.

The size of our loan portfolio has declined in recent periods, and, if we are unable to return to loan growth, our profitability may be adversely affected.
From December 31, 2015 to March 31, 2017, our gross loans declined 7.3% and have continued to decline in 2017.  During this period, we were managing our balance sheet composition to manage our capital levels and position the Bank to meet and exceed its targeted capital levels.  Among other factors, our current strategic plan calls for reductions in the amount of our non-performing assets and a return to growth in our loan portfolio to improve our net interest margin and profitability.  Our ability to increase profitability in accordance with this plan will depend on a variety of factors, including our ability to originate attractive new lending relationships.  While we believe we have the management resources and lending staff in place to successfully achieve our strategic plan, if we are unable to increase the size of our loan portfolio, our strategic plan may not be successful and our profitability may be adversely affected.

Our growth must be effectively managed and our growth strategy involves risks that may impact our net income.
While addressing the Written Agreement and the Consent Order, we are also resuming a general growth strategy, which may include our expansion into additional communities or attempt to strengthen our position in our current markets to take advantage of expanding market share by opening new offices.  To the extent that we undertake additional office openings, we are likely to experience the effects of higher operating expenses relative to operating income from the new operations for a period of time, which may have an adverse effect on our levels of reported net income, return on average equity and return on average assets.

We must compete with other banks and financial institutions in all lines of business.
The banking and financial services business in our market is highly competitive.  Our competitors include large regional banks, local community banks, savings institutions, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market mutual funds, credit unions and other non-bank financial service providers.  Many of these competitors are not subject to the same regulatory restrictions, which may therefore enable them to provide customers with an alternative to traditional banking services.

Increased competition in our markets may result in a decrease in the amounts of our loans and deposits, reduced spreads between loan rates and deposit rates or loan terms that are more favorable to the borrower.  Any of these results could have a material adverse effect on our ability to grow and remain profitable.  If increased competition causes us to significantly discount the interest rates we offer on loans or increase the amount we pay on deposits, our net interest income could be adversely impacted.  If increased competition causes us to modify our underwriting standards, we could be exposed to higher losses from lending activities.  Additionally, many of our competitors are much larger in total assets and capitalization, have greater access to capital markets, have larger lending limits and may be able to offer a broader range of financial services than we can offer.

Additionally, our ability to compete successfully depends on developing and maintaining long-term customer relationships, offering community banking services with features and pricing in line with customer interests and expectations, consistently achieving outstanding levels of customer service and adapting to many and frequent changes in banking as well as local or regional economies.  Failure to excel in these areas could significantly weaken our competitive position, which could adversely affect our growth and profitability.  These weaknesses could have a significant negative impact on our business, financial condition and results of operations.

We could experience an unexpected inability to obtain needed liquidity.
Liquidity measures the ability to meet current and future cash flow needs as they become due.  The liquidity of a financial institution reflects its ability to meet loan requests, to accommodate possible outflows in deposits, and to take advantage of interest rate market opportunities and is essential to a financial institution's business.  The ability of a financial institution to meet its current financial obligations is a function of its balance sheet structure, its ability to liquidate assets and its access to alternative sources of funds.  We seek to ensure that our funding needs are met by maintaining an appropriate level of liquidity through asset and liability management.  In the event the Bank is unable to deliver sufficient and acceptable collateral to the FHLB, it may affect our ability to borrow sufficient amounts in the event it is necessary for our liquidity.  If we become unable to obtain funds when needed, it could have a material adverse effect on our business, financial condition and results of operations.

Loss of customer deposits due to increased competition could increase our funding costs.
We rely on bank deposits to be a low cost and stable source of funding.  We compete with banks and other financial services companies for deposits.  If our competitors raise the rates they pay on deposits, our funding costs may increase, either because we raise our rates to avoid losing deposits or because we lose deposits and must rely on more expensive sources of funding.  Higher funding costs could reduce our net interest margin and net interest income and could have a material adverse effect on our financial condition and results of operations.

We rely on the accuracy and completeness of information about customers and counterparties.
We rely on information furnished by or on behalf of customers and counterparties in deciding whether to extend credit or enter into other transactions.  This information could include financial statements, credit reports and other financial information.  We also rely on representations of those customers, counterparties or other third parties, such as independent auditors, as to the accuracy and completeness of that information.  Reliance on inaccurate or misleading financial statements, credit reports or other financial information could have a material adverse impact on our business, financial condition and results of operations.

The soundness of other financial institutions could adversely affect our business.
Our ability to engage in routine funding transactions could be adversely affected by the actions and commercial soundness of other financial institutions.  Financial services institutions are interrelated as a result of trading, clearing, counterparty or other relationships.  We have exposure to many different counterparties and we routinely execute transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, credit unions, investment banks, mutual and hedge funds, and other institutional clients.  As a result, defaults by, or even negative speculation about, one or more financial services institutions, or the financial services industry in general, have led to market-wide liquidity problems and could lead to losses or defaults by us or by other institutions.  Many of these transactions expose us to credit risk in the event of default of our counterparty or client.  In addition, our credit risk may be exacerbated when the collateral held by us cannot be realized or is liquidated at prices not sufficient to recover the full amount of the receivable due us.  Any such losses could be material and could materially and adversely affect our business, financial condition, results of operations or cash flows.

Negative publicity regarding us, or financial institutions in general, could damage our reputation and adversely impact our business and results of operations.
Our ability to attract and retain customers and conduct our business could be adversely affected to the extent our reputation is damaged.  Reputational risk, or the risk to our business, earnings and capital from negative public opinion regarding our company, or financial institutions in general, is inherent in our business.  Adverse perceptions concerning our reputation could lead to difficulties in generating and maintaining accounts as well as in financing them.  In particular, negative perceptions concerning our reputation could lead to decreases in the level of deposits that consumer and commercial customers and potential customers choose to maintain with us.  Negative public opinion could result from actual or alleged conduct in any number of activities or circumstances, including lending or foreclosure practices; sales practices; corporate governance and potential conflicts of interest; ethical failures or fraud, including alleged deceptive or unfair lending or pricing practices; regulatory compliance; protection of customer information; cyberattacks, whether actual, threatened, or perceived; negative news about us or the financial institutions industry generally; general company performance; or from actions taken by government regulators and community organizations in response to such activities or circumstances.  Furthermore, our failure to address, or the perception that we have failed to address, these issues appropriately could impact our ability to keep and attract customers and/or employees and could expose us to litigation and/or regulatory action, which could have an adverse effect on our business and results of operations.

Technology is continually changing and we must effectively implement new innovations in providing services to our customers.
The financial services industry is undergoing rapid technological changes with frequent innovations in technology-driven products and services.  In addition to better serving customers, the effective use of technology increases our efficiency and enables us to reduce costs.  Our future success will depend, in part, upon our ability to address the needs of our customers using innovative methods, processes and technology to provide products and services that will satisfy customer demands for convenience as well as to create additional efficiencies in our operations as we continue to grow and expand our market areas.

System failure or breaches of our network security or cybersecurity-related incidents could subject us to increased operating costs, damage to our reputation, litigation and other liabilities.
Information technology systems are critical to our business and we have developed some of our own computer software systems internally.  The computer systems and network infrastructure we use could be vulnerable to unforeseen problems that may be unique to our organization.  Our operations are dependent upon our ability to protect our computer equipment against damage from physical theft, fire, power loss, telecommunications failure or a similar catastrophic event, as well as from security breaches, cybersecurity-related incidents, denial of service attacks, viruses, worms and other disruptive problems caused by hackers.  Any damage or failure that causes an interruption in our operations could have a material adverse effect on our financial condition and results of operations.  Computer break-ins, phishing and other disruptions could also jeopardize the security of information stored in, and transmitted through, our computer systems and network infrastructure, which may result in significant liability to us and may cause existing and potential customers to refrain from doing business with us, as well as damage to our reputation in general.

As a financial institution, we are susceptible to fraudulent activity, information security breaches and cyber security-related incidents that may be committed against us or our clients, which may result in financial losses or increased costs to us or our clients, disclosure or misuse of our information or out clients' information, misappropriation of assets, privacy breaches against our clients, litigation, or damage to our reputation.  These risks may increase in the future as we continue to increase our mobile-payment and other internet-based product offerings and expand our internal usage of web-based products and applications.

Information pertaining to us and our clients is maintained, and transactions are executed, on our networks and systems, those of our clients and certain of our third party partners, such as reporting systems.  The secure maintenance and transmission of confidential information, as well as execution of transactions over these systems, are essential to protect us and our clients against fraud and security breaches and to maintain our clients' confidence.  Increases in criminal activity levels and sophistication, advances in computer capabilities, new discoveries, vulnerabilities in third-party technologies (including browsers and operating systems) or other developments could result in a compromise or breach of the technology processes and controls that we use to prevent fraudulent transactions and to protect data about us, our clients and underlying transactions, as well as the technology used by our clients to access our systems.  Although we have developed, with the help of third-party service providers and auditors, and continue to invest in systems and processes that are designed to detect and prevent security breaches and cyber-attacks and periodically test our security, the inability to anticipate, or failure to adequately mitigate, breaches of security could result in:  losses to us or our clients; our loss of business and/or clients; damage to our reputation; the incurrence of additional expenses; disruption to our business, and/or our ability to grow our online services or other businesses; additional regulatory scrutiny or penalties; or exposure to civil litigation or possible financial liability, any of which could have a material adverse effect on our business, financial condition and results of operations.

We are subject to certain operational risks, including, but not limited to, customer or employee fraud and data processing system failures and errors.
Employee errors and employee and customer misconduct could subject us to financial losses or regulatory sanctions and seriously harm our reputation.  Employee errors could include data processing system failures and errors.  Misconduct by our employees could include hiding unauthorized activities from us, improper or unauthorized activities on behalf of our customers or improper use of confidential information.  It is not always possible to prevent employee errors and misconduct, and the precautions we take to prevent and detect this activity may not be effective in all cases.  Employee errors could also subject us to financial claims for negligence.  We have reported that we found material weaknesses in our internal control over financial reporting and, while we are enhancing our system of internal controls and we maintain insurance coverage, should our internal controls fail to prevent or detect an occurrence, or if any resulting loss is not insured or exceeds applicable insurance limits, it could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to environmental liabilities in connection with the foreclosure on real estate assets securing the loan portfolio of our banking segment.
Hazardous or toxic substances or other environmental hazards may be located on the real estate that secures our loans.  If we acquire such properties as a result of foreclosure, or otherwise, we could become subject to various environmental liabilities.  For example, we could be held liable for the cost of cleaning up or otherwise addressing contamination at or from these properties.  We could also be held liable to a governmental entity or third party for property damage, personal injury or other claims relating to any environmental contamination at or from these properties.  In addition, we could be held liable for costs relating to environmental contamination at or from our current or former properties.  We may not detect all environmental hazards associated with these properties.  If we ever became subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be harmed.

Our indebtedness may affect our ability to operate our business, and may have a material adverse effect on our financial condition and results of operations.
We may incur additional indebtedness, including secured indebtedness.  At March 31, 2017, on a consolidated basis, we had total deposits of $1.2 billion and other indebtedness of $39.4 million, including $37.1 million in aggregate principal amount of junior subordinated debentures.  Our significant amount of indebtedness could have important consequences, such as:

•	limiting our ability to obtain additional financing to fund our working capital needs, acquisitions, capital expenditures or other debt service requirements or for other purposes;
•	limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to service debt;
•	limiting our ability to compete with other companies who are not as highly leveraged, as we may be less capable of responding to adverse economic and industry conditions;
•	restricting us from making strategic acquisitions, developing properties or exploiting business opportunities;
•
restricting the way in which we conduct our business because of financial and operating covenants in the agreements governing our and certain of our subsidiaries' existing and future indebtedness, including, in the case of certain indebtedness of subsidiaries, certain covenants that restrict the ability of subsidiaries to pay dividends or make other distributions to us;

•
exposing us to potential events of default (if not cured or waived) under financial and operating covenants contained in our or our subsidiaries' debt instruments that could have a material adverse effect on our business, financial condition and operating results;

•	increasing our vulnerability to a downturn in general economic conditions or a decrease in pricing of our products; and
•	and limiting our ability to react to changing market conditions in our industry and in our customers' industries.

In addition to our debt service obligations, our operations require substantial investments on a continuing basis.  Our ability to make scheduled debt payments, to refinance our obligations with respect to our indebtedness and to fund capital and noncapital expenditures necessary to maintain the condition of our operating assets and properties, as well as to provide capacity for the growth of our business, depends on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and financial, business, competitive, legal and other factors.  If new debt is added to our current debt levels, the risks described above could increase.

We may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.
Our ability to satisfy our debt obligations will depend upon, among other things:  our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, many of which are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations, or that we will be able to obtain financing in an amount sufficient to fund our liquidity needs.

If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness.  These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.  Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time.  Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations.  In addition, the terms of existing or future debt agreements may restrict us from adopting some of these alternatives.  In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations, sell equity and/or negotiate with our lenders and other creditors to restructure the applicable debt in order to meet our debt service and other obligations.  We may not be able to consummate those dispositions for fair market value or at all.

Legislative and regulatory actions taken now or in the future may increase our costs and impact our business, governance structure, financial condition or results of operations.
Trinity and the Bank are subject to extensive regulation by multiple regulatory bodies.  These regulations may affect the manner and terms of delivery of our services.  If we do not comply with governmental regulations, we may be subject to fines, penalties, lawsuits or material restrictions on our businesses in the jurisdiction where the noncompliance occurred, which may adversely affect our business operations.  Changes in these regulations can significantly affect the services that we provide as well as our costs of compliance with such regulations.  In addition, adverse publicity and damage to our reputation arising from the failure or perceived failure to comply with legal, regulatory or contractual requirements could affect our ability to attract and retain customers.

In addition, new proposals for legislation or the repeal of certain previously adopted legislation could affect regulation of the financial services industry, impose restrictions on the operations and general ability of firms within the industry to conduct business consistent with historical practices, including in the areas of compensation, interest rates, financial product offerings and disclosures, and have an effect on bankruptcy proceedings with respect to consumer residential real estate mortgages, among other factors.  Federal and state regulatory agencies also frequently adopt changes to their regulations or change the manner in which existing regulations are applied.  If these regulatory trends continue, they could adversely affect our business and, in turn, our consolidated results of operations.

Monetary policies and regulations of the FRB could adversely affect our business, financial condition and results of operations.
In addition to being affected by general economic conditions, our earnings and growth are affected by the policies of the FRB.  An important function of the FRB is to regulate the money supply and credit conditions.  Among the instruments used by the FRB to implement these objectives are open market operations in U.S. government securities, adjustments of the discount rate and changes in reserve requirements against bank deposits.  These instruments are used in varying combinations to influence overall economic growth and the distribution of credit, bank loans, investments and deposits.  Their use also affects interest rates charged on loans or paid on deposits.  On June 15, 2017, the FRB increased its benchmark interest rate by 0.25%, the third such increase in six months, and it is possible that the FRB will further increase interest rates in the near future.  An increase by the FRB in interest rates may materially and adversely affect our future loan origination volume, margins, and the value of the collateral securing our outstanding loans, may increase rates of borrower default, and may otherwise adversely affect our business, financial condition and results of operation.

The monetary policies and regulations of the FRB have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future.  The effects of such policies upon our business, financial condition and results of operations cannot be predicted.

Implementation of the Basel III Rules requires increased capital levels that we may not be able to satisfy and could impede our growth and profitability.
The Basel III Rules increase minimum capital ratios, add a new minimum common equity Tier 1 capital ratio, introduce a new capital conservation buffer, and change the risk-weightings of certain assets.  These changes are being phased in over a four-year period from 2015 to 2019.  The Basel III Rules also expand the definition of capital as in effect currently by establishing criteria that instruments must meet to be considered Additional Tier 1 Capital (Tier 1 Capital in addition to Common Equity) and Tier 2 Capital.  A number of instruments that used to qualify as Tier 1 Capital no longer qualify, or their qualifications have changed.  The Basel III Rules also permit smaller banking organizations to retain, through a one-time election, the existing treatment for accumulated other comprehensive income, which currently does not affect regulatory capital.  Trinity made the election to retain the existing treatment of accumulated other comprehensive income.  Such changes, including changes regarding interpretations and implementation, could affect us in substantial and unpredictable ways and could have a material adverse effect on us, including on our business, financial condition or results of operations.  Further, such changes could subject us to additional costs, limit the types of financial services and products we may offer, and/or increase the ability of non-banks to offer competing financial services and products, among other factors.

The CFPB has issued "ability-to-repay" and "qualified mortgage" rules that may have a negative impact on our loan origination process and foreclosure proceedings, which could adversely affect our business, operating results, and financial condition.
On January 10, 2013, the CFPB issued a final rule to implement the "qualified mortgage" provisions of the Dodd-Frank Act requiring mortgage lenders to consider consumers' ability to repay home loans before extending them credit.  The CFPB's "qualified mortgage" rule took effect on January 10, 2014.  The final rule describes certain minimum requirements for lenders making ability-to-repay determinations, but does not dictate that they follow particular underwriting models.  Lenders will be presumed to have complied with the ability-to-repay rule if they issue "qualified mortgages," which are generally defined as mortgage loans prohibiting or limiting certain risky features.  Loans that do not meet the ability-to-repay standard can be challenged in court by borrowers who default and the absence of ability-to-repay status can be used against a lender in foreclosure proceedings.  Any loans that we make outside of the "qualified mortgage" criteria could expose us to an increased risk of liability and reduce or delay our ability to foreclose on the underlying property.  The CFPB's "qualified mortgage" rule could limit our ability or desire to make certain types of loans or loans to certain borrowers, or could make it more expensive or time consuming to make these loans.  Any decreases in loan origination volume or increases in compliance and foreclosure costs caused by the rule could negatively affect our business, operating results and financial condition.

Trinity, together with its subsidiaries, may not be able to fully utilize our net operating loss ("NOL") and other tax carry forwards.
On December 19, 2016, Trinity closed a $52 million private placement pursuant to which it issued 2,661,239 shares of its voting common stock, no par value per share, and 82,862 shares of Series C Convertible Preferred Stock.  We believe that we experienced an "ownership change" within the meaning of Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the "Code") on December 19, 2016 (the "Change Date") as a result of the issuance of these shares.  An ownership change is generally defined as a more than 50 percentage point collective increase in equity ownership of a "loss corporation" by "5-percent shareholders" (as that term is defined for purposes of Sections 382 and 383 of the Code) in any rolling three-year period, since either the last ownership change (if such prior ownership change occurred within the prior three-year period), or since the corporation became a "loss corporation" within the meaning of Section 382 of the Code.  A "loss corporation" is a corporation entitled to use an NOL or that has an NOL for the taxable year in which the ownership change occurs.  As a result of our ownership change on the Change Date, the amount of our taxable income for tax years ending after our ownership change, which may be offset by NOL carry forwards and tax credits from pre-change years, will be subject to an annual limitation on the amount of taxable income a corporation may offset with NOL carry forwards, known as a Section 382 limitation.  This annual limitation is generally equal to the product of the value of our stock on the date of the ownership change, multiplied by the long-term tax-exempt rate published monthly by the Internal Revenue Service (the "IRS").  Any unused annual limitation may be carried over to later years until the applicable expiration date for the respective NOL carry forwards.

As of December 31, 2016, Trinity and its subsidiaries had U.S. federal NOLs of approximately $15.4 million, of which approximately $144 thousand was allocated to that portion of 2016 after the ownership change described above, and that, if unused, will begin to expire in 2031.  As of December 31, 2016, Trinity also had business tax credits of approximately $2.4 million, of which approximately $0 was allocated to that portion of 2016 after the ownership change described above, and that, if unused, will begin to expire in 2031.  Trinity has determined the annual section 382 limitation as a result of the ownership change described above to be approximately $1.14 million.  To the extent that the section 382 limitation exceeds the amount of taxable income offset by the NOL carry forwards from the pre-change years, the excess may increase the future Section 382 limitation.  The NOL generated by Trinity in post-change years should generally not be subject to the Section 382 limitation except to the extent that either Trinity was in a net unrealized built-in loss position as of the Change Date and certain other requirements are met or Trinity has another ownership change.

We expect that the Section 382 limitation will exceed our taxable income, if any, for the portion of 2016 after the Change Date.  In addition, there can be no assurances that our taxable income in future years will exceed our Section 382 limitations such that the unused Section 382 limitation could be carried over and used in future years.

In the event of a subsequent ownership change, all or part of the NOLs from 2016 and subsequent years that were not previously subject to limitations under Section 382 could also become subject to an annual limitation.  We do not anticipate that our rights offering, or the stock potentially issued as a result of the exercising of these subscription rights, pursuant to the Standby Purchase Agreement or purchased in the supplemental community offering, will cause another "ownership change" within the meaning of Section 382 of the Code.  However, we cannot ensure that our ability to use our NOLs to offset income will not become further limited in the future.

The IRS could challenge the amount, timing and/or use of our NOL carry forwards.
The amount of our NOL carry forwards has not been audited or otherwise validated by the IRS.  Among other things, the IRS could challenge whether an ownership change occurred on the effective date of the Private Placement, as well as the amount, the timing and/or our use of our NOLs.  Any such challenge, if successful, could significantly limit our ability to utilize a portion or all of our NOL carry forwards.  In addition, calculating whether an ownership change has occurred within the meaning of Section 382 is subject to inherent uncertainty, both because of the complexity of applying Section 382 and because of limitations on a issuing company's knowledge as to the ownership of, and transactions in, its securities.  Therefore, the calculation of the amount of our utilizable NOL carry forwards could be changed as a result of a successful challenge by the IRS or as a result of new information about the ownership of, and transactions in, our securities.

RISKS RELATED TO THE OFFERINGS
If you do not fully exercise your subscription rights, your ownership interest will be diluted.
Assuming we sell the full amount of voting common stock issuable in connection with the rights offering and directed share program, we will issue approximately 2,105,263 shares of our voting common stock.  If you choose not to fully exercise your basic subscription right prior to the expiration of the rights offering, your relative ownership interest in our common stock will be diluted relative to shareholders who exercise their subscription rights in full and to the extent shares are issued in the directed share program.

The net proceeds we receive from the rights offering may be lower than currently anticipated.
This is a best efforts, no minimum rights offering being conducted solely by the Company.  Because there is no minimum number of rights that must be exercised or shares that must be sold in this rights offering, we can provide no assurance regarding the amount of capital we will actually raise in this rights offering.  We cannot give any assurance that any or all of the rights will be exercised.

If you do not act promptly and follow the subscription instructions, your exercise of rights will be rejected.
If you desire to purchase shares of our voting common stock in this rights offering, you must act promptly to ensure that the subscription agent actually receives all required forms and payments before the expiration of this rights offering at 5:00 p.m., Eastern Daylight Time, on [___________], 2017.  If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to the exercise of your rights before this rights offering expires, the subscription agent will reject your subscription or accept it only to the extent of the payment received.  Neither we nor our subscription agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment.  We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

You will not be able to sell the common shares you buy in this rights offering until the shares you elect to purchase are issued to you.
If you purchase shares in this rights offering by submitting a rights certificate and payment, we will mail you a direct registration account statement as soon as practicable following the closing of the offerings.  Until the common shares you elect to purchase are issued to you, you may not be able to sell your shares.

Since you cannot revoke the exercise of your subscription rights or your subscription for shares of our voting common stock in the directed share program and supplemental community offering, and the market price of our common stock is volatile and may decline after you elect to exercise the subscription rights, you could be committed to buying shares above the market price of our common stock.
The market price of our common stock could be subject to wide fluctuations in response to numerous factors, some of which are beyond our control.  These factors include, among other things, actual or anticipated variations in our costs of doing business, operating results and cash flow, the nature and content of our earnings releases and our competitors' earnings releases, changes in financial estimates by securities analysts, business conditions in our markets and the general state of the securities markets and the market for other financial stocks, changes in capital markets that affect the perceived availability of capital to companies in our industry, governmental legislation or regulation, currency and exchange rate fluctuations, and general economic and market conditions, such as downturns in our economy and recessions.

Once you exercise your subscription rights or submit your subscription agreement, as applicable, you may not revoke them.  The market price of our common stock may decline after you elect to exercise your subscription rights or submit your subscription agreement, as applicable.  If you exercise your subscription rights or submit your subscription agreement, as applicable, and, afterwards, the public trading market price of our common stock decreases below the subscription price, you will have committed to buying shares of our common stock at a price above the prevailing market price and could have an immediate unrealized loss.  Moreover, following the exercise of your subscription rights or submission of your subscription agreement, as applicable, you may not be able to sell your common stock at a price equal to or greater than the subscription price.  We will not pay you interest on any funds delivered to the subscription agent pursuant to the exercise of subscription rights or submission of a subscription agreement.

The subscription price determined for the offerings may not be indicative of the fair value of our common stock.
The subscription price of the common stock in the offerings was determined in accordance with the terms of the Stock Purchase Agreement.  The subscription price is not necessarily related to our book value, tangible book value, multiple of earnings or any other established criteria of determining value and may or may not be considered the fair market value of our common stock offered in these offerings.  After the closing of the offerings, you may not be able to dispose of any shares of common stock that you purchase in the offerings at a price at or above the price that you pay in the offerings.  The value of our common stock may also be subject to significant fluctuations in response to our future operating results and other factors.
The standby investor's purchase of shares pursuant to the Standby Purchase Agreement is subject to conditions to closing that could result in such transaction being delayed or not consummated, which could negatively impact our stock price and future business operations.
The purchase of shares by Strategic Value is subject to conditions to closing as set forth in the Standby Purchase Agreement.  If any of such conditions to closing are not satisfied or, where permissible, not waived, Strategic Value will not participate in the offerings.  In addition, Strategic Value may choose to terminate its Standby Purchase Agreement under certain circumstances, including if there is a material adverse change in our financial condition or operations or if the closing of the sale to Strategic Value does not occur on or before December 19, 2017.  Failure to sell shares to Strategic Value could negatively impact our stock price, future business and operations, and financial condition.  Any delay in the consummation of such sale, or any uncertainty about the participation of Strategic Value, may also adversely affect our stock price, future business, growth, revenue, and results of operations.

Because our management will have broad discretion over the use of the net proceeds from the offerings, you may not agree with how we use the proceeds.
We intend to use the net proceeds to provide the capital necessary to support future growth and for general corporate purposes.  However, we may allocate the proceeds among various specific purposes as we determine is appropriate.  In addition, economic and financial market conditions may require us to allocate portions of the net proceeds for other purposes.  Accordingly, you will be relying on the judgment of our management with regard to the use of proceeds from the offerings, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in a manner that you consider appropriate.

If you make payment of the subscription price by personal check, your check may not clear in sufficient time to enable you to purchase shares in the offerings.
Any personal check used to pay the subscription price in the offerings must clear prior to the expiration date of the applicable offering, and the clearing process may require five or more business days.  As a result, if you choose to use a personal check to pay the subscription price, it may not clear prior to the expiration date of the applicable offering, in which event you would not be eligible to exercise your subscription rights.  You may eliminate this risk by paying the subscription price by cashier's check drawn on a U.S. bank or through a wire transfer of funds in accordance with the instructions on the subscription rights certificate and in the Instructions for Use of the Trinity Capital Corporation Subscription Rights Certificate.

Because the subscription rights are non-transferable, there is no market for the subscription rights.
You may not sell, transfer or assign your subscription rights to anyone else, and we do not intend to list the subscription rights on any stock exchange, trading market or the OTC Markets.  Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights.  You must exercise the subscription rights and acquire additional shares of our common stock to realize any value that may be embedded in the subscription rights.

We may terminate the offerings, or any one of them, at any time prior to their respective expiration dates, and neither we nor the subscription agent will have any obligation to you except to return your subscription payment.
We may, at our sole discretion, terminate the offerings, or any one of them, at any time prior to the expiration of the respective offering periods.  If we elect to terminate the offerings, or any one of them, neither we nor the subscription agent will have any obligation with respect to the subscription rights except to return to you, without interest, penalty or deduction, as soon as practicable after termination of the applicable offering, any subscription payments.  In addition, we may suffer reputational harm if the offerings, or any one of them, are terminated prior to their respective expiration dates.

RISKS RELATED TO OUR COMMON STOCK
The voting common stock is equity and is subordinate to all of our existing and future indebtedness.
Shares of the voting common stock are equity interests in Trinity Capital Corporation and do not constitute indebtedness.  As such, shares of the voting common stock rank junior to all of our indebtedness and other non-equity claims with respect to assets available to satisfy claims on Trinity Capital Corporation, including in a liquidation of the Company.

Our common stock is thinly traded and, therefore, you may have difficulty selling shares.
There is a limited existing market for our common stock.  Accordingly, you should be prepared to hold your shares of common stock for an unknown period.  There is also no assurance as to what price, if any, holders of our common stock will be able to receive in exchange for their shares.  Future trading prices of our common stock, if any, will depend on many factors including, but not limited to, prevailing interest rates, our operating results and the market for similar securities.

We have applied to have our shares of voting common stock, including the shares of voting common stock to be issued in the offerings, quoted on the OTCQX.
We have applied to have our shares of voting common stock, including the shares of voting common stock to be issued in the offerings, quoted on the OTCQX, but an active, liquid trading market for our common stock may not develop or be sustained following the offerings.  A public trading market having the desired characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace and independent decisions of willing buyers and sellers of our common stock, over which we have no control.  The lack of an established market could materially and adversely affect the value of our common stock.  In addition, there can be no assurance that our application will be approved.

We do not anticipate paying dividends for the foreseeable future.
We do not anticipate dividends will be paid on our common stock for the foreseeable future.  The Company is largely dependent upon dividends paid by the Bank to provide funds to pay cash dividends if and when the board of directors may declare such dividends.  In addition, pursuant to the Consent Order, the Bank may declare a dividend only with prior approval of the Bank's regulators.  Furthermore, the Company must obtain the prior approval of the Reserve Bank to accept a dividend from the Bank and to pay any dividend to its shareholders under the Written Agreement.  Future earnings may not be sufficient to satisfy regulatory requirements and permit the legal payment of dividends to shareholders at any time in the future.  Even if we could legally declare dividends, the amount and timing of such dividends would be at the discretion of our board of directors.  The board of directors may, in its sole discretion, decide not to declare dividends.
Your shares of common stock will not be an insured deposit.
Your investment in our common stock will not be a bank deposit and will not be insured or guaranteed by the FDIC or any other government agency.  Your investment will be subject to investment risk, and you must be capable of affording the loss of your entire investment.

Provisions of our Articles of Incorporation and Bylaws, as well as state and federal banking regulations, could delay or prevent a takeover of us by a third party.
Authority to Issue Additional Shares.  Under our Articles of Incorporation, our board of directors may issue up to an aggregate of 1,000,000 shares of preferred stock without stockholder action.  Subject to limitations imposed by law or our Articles of Incorporation, the preferred stock may be issued, in one or more series, with the preferences and other terms designated by our board of directors that may delay or prevent a change in control of us, even if the change is in the best interests of stockholders.  At March 31, 2017, no shares of preferred stock were outstanding.

Banking Laws.  Any change in control of our company is subject to prior regulatory approval under the Bank Holding Company Act or the Change in Bank Control Act, which may delay, discourage or prevent an attempted acquisition or change in control of us.

Restrictions on Calling Special Meeting and Board Nominations.  Our bylaws include a provision prohibiting the holders of less than 25% of the voting shares from calling a special meeting of stockholders.  Stockholders must provide advance notice to nominate individuals for election to the board of directors or to propose matters that can be acted upon at a stockholders' meeting.

Cumulative Voting and Other Board Matters.  Our charter expressly denies cumulative voting in the election of directors.  Further our board of directors is divided into three classes, and only one class is nominated for election each year.  Our articles of incorporation provide that our directors may only be removed for cause and then only by an affirmative vote of at least a majority of the outstanding shares entitled generally to vote in the election of directors.  These provisions may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of us.

Approximately 29% of our outstanding shares of voting common stock are owned by three shareholders whose interests could conflict with those of our other shareholders.
Castle Creek, Patriot and Strategic Value owned approximately 9.90%, 9.90% and 9.20%, respectively, of our outstanding shares of voting common stock as of December 31, 2016.  Further, in connection with the private placement, Castle Creek and Patriot each appointed one representative to the Company's board of directors, in each case for so long as these entities, together with its respective affiliates, owns, in aggregate, 5% or more of all of the outstanding shares of our common stock.  As a result, Castle Creek and Patriot will have a vote with respect to our corporate policy and business strategy and each of the investors will be able to vote on our business as shareholders, including the election of our board of directors and the authorization of other corporate actions requiring shareholder approval.  In deciding on how to vote on certain proposals, our shareholders should be aware that any of these investors may have interests that are different from, or in addition to, the interests of our other shareholders.

USE OF PROCEEDS
The net proceeds from the sale of the shares of voting common stock in the offerings will depend upon the number of shares of voting common stock purchased.  Assuming the sale of all the shares of voting common stock offered in the offerings at a subscription price of $4.75 per share, the net proceeds will be approximately $[__] million, after deducting commissions and our estimated offering expenses.  We expect that the total net proceeds will be used to provide the capital necessary to support future growth and for general corporate purposes.

DIVIDEND POLICY
We do not expect to pay dividends on our common stock in the foreseeable future.  It is the policy of our board of directors to reinvest earnings for such period of time as is necessary to ensure our successful operations.  There are no current plans to initiate payment of cash dividends, and future dividends will depend on our earnings, capital and regulatory requirements, financial condition and other factors considered relevant by our board of directors.  Moreover, we are currently prohibited by the terms of our Written Agreement from declaring and paying any dividends without the prior written approval of the Reserve Bank.

MARKET INFORMATION
As of the date of this document, Trinity's common stock is not listed on any automated quotation system or securities exchange and no firm makes a market in our common stock.  We have applied to have our shares of voting common stock quoted on the OTCQX under the symbol "TCPT."  As of May 31, 2017, there were 17,535,405 shares of common stock outstanding, including 9,249,205 shares of voting common stock, and approximately 1,630 stockholders of record.  At May 22, 2017, the most recently reported sale price of Trinity's common stock was $4.75 per share.

The tables below show the reported high and low sales prices of the common stock during the periods indicated.  The prices below are only the trades where the price was disclosed to the Company.  Sales where the value of the shares traded was not given to us are not included.

Quarter ended	High sales price	Low sales price

June 30, 2017 (through June 20, 2017)	$6.00	$4.50
March 31, 2017	4.50	4.25

December 31, 2016*	$4.75	$3.75
September 30, 2016	4.00	3.75
June 30, 2016	4.00	4.00
March 31, 2016	4.00	4.00

December 31, 2015	$4.00	$4.00
September 30, 2015	4.00	4.00
June 30, 2015	4.50	4.00
March 31, 2015	4.50	3.00
   __________
  * The high sales price for the fourth quarter of 2016 reflects the Investors' purchase price in the Private Placement.

CAPITALIZATION
The following table sets forth our unaudited consolidated capitalization as of March 31, 2017:

•	on an actual basis; and

•	on an "as adjusted" basis to give effect to the issuance and sale of 2,105,263 shares of voting common stock in the offerings, net of estimated commissions and offering expenses.

The following data should be read in conjunction with our consolidated financial statements, the accompanying notes thereto, and Management's Discussion and Analysis in our 2016 Form 10-K and Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which are incorporated herein by reference.

	March 31, 2017
	Actual	As Adjusted
	(dollars in thousands except per share data)
Shareholders' Equity:
Common stock, voting, no par; 20,000,000 shares authorized; 9,249,283 shares issued and outstanding; 11,354,546 shares issued and outstanding, as adjusted	$9,543		$11,648
Common stock, non-voting, no par; 20,000,000 shares authorized; 8,286,200 shares issued and outstanding	8,286		8,286
Additional paid in capital	29,638		[_____]
Retained earnings	54,134		54,134
Accumulated other comprehensive loss	(5,114)		(5,114)
Total shareholders' equity	$96,487	$	[_____]
Book value per common share (1)	$5.68	$	[_____]

                 (1) Computed by dividing total stockholders' equity, including net shares owned by the Company's Employee Stock Ownership Plan (the "ESOP") by shares of common stock, both voting and non-voting, outstanding at end of period.

THE RIGHTS OFFERING
Before exercising any subscription rights, you should read carefully the information set forth under "Risk Factors."
The Subscription Rights
On or about [__________], 2017, we are distributing to each record holder of our voting common stock, as of the record date, which is 5:00 p.m. Eastern Daylight Time on [________], 2017, free of charge, one (1) non-transferable subscription right for every [___] shares of voting common stock owned by the record holder as of the record date for a total of [____________] subscription rights (rounded down to the nearest whole subscription right).  We will not issue fractional subscription rights.  Each subscription right will entitle you to purchase one (1) share of our voting common stock at a price of $4.75 per share.  The subscription rights will be evidenced by non-transferable subscription rights certificates.  If you fully exercise your basic subscription rights and other shareholders do not fully exercise their basic subscription rights, you will be entitled to exercise an over-subscription privilege to subscribe for additional shares of our voting common stock, subject to limitations.
Subscription Price
The subscription price is $4.75 per share.  For more information regarding how the subscription price was determined, see "Determination of Subscription Price."
Basic Subscription Right
You will receive one subscription right for every [____] shares of voting common stock that you owned of record as of the record date (rounded down to the nearest whole subscription right).  Each subscription right will entitle you to purchase one (1) share of our voting common stock at a price of $4.75 per share, upon delivery of the required documents and payment of the subscription price, prior to the expiration date of the rights offering.  You may exercise all or a portion of your basic subscription rights or you may choose not to exercise any of your subscription rights.  If you do not exercise your basic subscription rights in full, you will not be entitled to purchase shares pursuant to your over-subscription privilege.  Fractional subscription rights resulting from the calculation of basic subscription rights based on the number of shares of voting common stock owned of record as of the record date will be eliminated by rounding down to the nearest whole subscription right.
For example, if you owned 10,000 shares of our voting common stock as of the record date, you would receive [____] subscription rights (rounded down to [__] subscription rights) and would have the right to purchase [_____] shares of voting common stock for $4.75 per share with your basic subscription right.
We will credit the account of each rights holder with shares of our voting common stock purchased pursuant to the exercise of the basic subscription right as soon as practicable after the rights offering has closed.
Over-subscription Privilege
If you timely and fully exercise your basic subscription rights and therefore purchase all of the shares of voting common stock available to you pursuant to your basic subscription right, you are entitled to subscribe for additional shares of our voting common stock at the same subscription price pursuant to the over-subscription privilege, subject to certain limitations and potential allocations as more fully described in this document.
In order to properly exercise your over-subscription privilege, you must exercise it at the same time you exercise your basic subscription right and deliver payment of the subscription price for each share you propose to purchase pursuant to your over-subscription privilege before the expiration of the rights offering.  Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our voting common stock available to you, assuming that no shareholders other than you have purchased any shares of our voting common stock pursuant to their basic subscription rights.
We can provide no assurances that you will actually be entitled to purchase any shares of voting common stock upon the exercise of your over-subscription privilege.  You will not be entitled to purchase shares pursuant to the over-subscription privilege if all of our shareholders exercise their basic subscription rights in full and all of the shares are purchased in the directed share program, and we will only honor an over-subscription privilege to the extent sufficient shares of our voting common stock are available following the exercise of the basic subscription rights and subscriptions in the directed share program.
If sufficient shares of voting common stock are available, we will seek to honor your over-subscription request in full.  If, however, over-subscription requests exceed the shares of voting common stock available, we reserve the right to determine the manner in which shares of our voting common stock are allocated pursuant to the exercise of the over-subscription requests in our sole discretion.
We will credit the account of each rights holder with shares of our voting common stock purchased pursuant to the exercise of the over-subscription privilege as soon as practicable after the offerings have closed.
Limit on How Many Shares of Voting Common Stock You May Purchase in the Rights Offering
Unless we otherwise agree in writing, you, together with the following persons, may not exercise subscription rights (including the over-subscription privilege) to purchase shares of our voting common stock which, when aggregated with your existing ownership, would result in you, together with the following persons, owning in excess of 4.9% of our issued and outstanding shares of voting common stock following the closing of the offerings:
•
your immediate family, including your spouse, father, mother, stepfather, stepmother, brother, sister, stepbrother, stepsister, son, daughter, stepson, stepdaughter, grandparent, grandson, granddaughter, father-in-law, mother-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and the spouse of any of the foregoing;

•	companies, partnerships, trusts, or other entities in which you are a trustee, have a controlling beneficial interest or hold a senior management position; or

•	other persons who may be your associates or persons acting in concert with you.

The term "associate" is used above to indicate any of the following relationships with a person:

•
any corporation or organization, other than the company or a subsidiary thereof, of which a person is a director, senior officer or partner, or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization;

•
any trust or other estate, if the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the estate (although a person who has a substantial beneficial interest in one of our tax-qualified or non-tax-qualified employee plans, or who is a trustee or fiduciary of the plan is not an associate of the plan, and our tax-qualified employee benefit plans are not associates of a person);

•	any person who is related by blood or marriage to such person and who is a director or senior officer of the company or a subsidiary thereof; and

•	any person acting in concert with the persons or entities specified above.

As used above, the term "acting in concert" means:

•	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal, whether or not pursuant to an express agreement; or

•
a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement, or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any of our tax-qualified employee plans will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.
In addition, we will not issue shares of voting common stock pursuant to the exercise of basic subscription rights or over-subscription privileges to any shareholder who, in our sole opinion, could be required to obtain prior non-objection or approval from or submit a notice to any state or federal bank regulatory authority to acquire, own, or control such shares if, as of the expiration date of the rights offering, we determine that such non-objection or approval has not been satisfactorily obtained and any required waiting period has not expired.  If we elect not to issue shares in such case, such shares will become available to satisfy any over-subscription by other shareholders pursuant to subscription rights.
Reasons for the Offerings
We are engaging in the rights offering provided for under the terms of the Stock Purchase Agreement in order to provide our legacy shareholders with an opportunity to invest in the Company at the same purchase price as the Investors in the Private Placement, or $4.75 per share.  In addition, we are offering the Reserved Shares through a directed share program to officers and employees who are not existing shareholders of the Company and, consequently, are ineligible to participate in the rights offering.  Finally, to facilitate the offerings, we have entered into the Standby Purchase Agreement and may issue shares in a supplemental community offering, subject to availability.
Anticipated Proceeds From the Offerings
The net proceeds to us from the offerings will depend on the number of subscription rights exercised in the rights offering, including over-subscription requests, and whether additional shares are sold in the directed share program, under the Standby Purchase Agreement and in the supplemental community offering.  If we issue all [______] shares available for the exercise of basic subscription rights in the rights offering, the net proceeds to us, after deducting estimated offering expenses, will be approximately $[___] million, and if we issue up to the maximum number of [____] shares in the directed share program, the net proceeds to us, after deducting commissions and estimated offering expenses, will be approximately $[___] million.  We estimate that the expenses of the combined offerings will be approximately $[____].  See the section of this document above entitled "Use of Proceeds."
Expiration Time and Date; Amendments
The subscription period, during which you may exercise your subscription rights, expires at 5:00 p.m., Eastern Daylight Time, on [______], 2017, unless we extend the rights offering period in our sole discretion.  However, we will not extend the rights offering period beyond [______], 2017.  If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable.  We will not be required to issue shares of our voting common stock to you if the subscription agent receives your rights certificate or your subscription payment after that time, regardless of when you sent the rights certificate and subscription payment, unless you send the documents in compliance with the guaranteed delivery procedures described below.  We reserve the right to extend the rights offering and the period for exercising your subscription rights, although we do not presently intend to do so.  We may extend the expiration of the rights offering by giving oral or written notice to the subscription agent prior to the expiration of the rights offering.  If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern Daylight Time, on the next business day after the most recently announced expiration of the rights offering.  We reserve the right to amend or modify the terms of the offerings prior to the expiration of the offerings.
Method of Exercising Subscription Rights
Subscription by Registered Holders.  You may exercise subscription rights by properly completing and executing the rights certificate together with any required signature guarantees and forwarding it, together with your full subscription payment to the subscription agent at the address set forth below under "— Subscription Agent."  These documents and payment of the full subscription price must be received by the subscription agent before the expiration date of the rights offering.
Subscription by Shareholders Holding Shares Through the Company Employee Stock Ownership Plan.  If you hold shares of our common stock through the Company's employee stock ownership plan (the "ESOP"), you should refer to the specific forms provided by the subscription agent, including the Instructions for Use of the Trinity Capital Corporation Rights Certificate Form.  To exercise your basic subscription rights and your over-subscription privilege, you must properly complete and execute the subscription rights certificate form and deliver it, together with payment in full of the subscription price for each share of our voting common stock you are subscribing for, including any shares you subscribe for pursuant to the over-subscription privilege, to the subscription agent prior to 5:00 p.m., Eastern Daylight Time, on [________], 2017, unless the expiration date is extended.  Please note that [________], 2017 is prior to the rights offering expiration date.
YOUR SUBSCRIPTION, ONCE MADE, IS IRREVOCABLE.
Payment Method
Payments must be made in full in United States dollars for the full number of shares for which you are subscribing by:
•	cashier's check drawn upon a U.S. bank made payable to Continental Stock Transfer & Trust Company, the subscription agent;

•	personal check drawn upon a U.S. bank made payable to the subscription agent; or

•	wire transfer of immediately available funds to the following account maintained by the subscription agent:

Trinity Capital Corporation Escrow Account
c/o Continental Stock Transfer & Trust Company
Account No.: [_________]
ABA/Routing Number: [_________]

We will not honor payment received after the expiration date of the rights offering, and the subscription agent will return your payment to you, without interest, penalty or deduction, as soon as practicable.  The subscription agent will be deemed to receive payment upon:
•	receipt by the subscription agent of any cashier's check drawn upon a U.S. bank; or

•	clearance of any personal check deposited by the subscription agent; or

•
receipt of the wired funds in accordance with the instructions provided on the subscription rights certificate and in the Instructions for Use of the Trinity Capital Corporation Subscription Rights Certificate.

If you elect to exercise your subscription rights, we urge you to consider using a cashier's check drawn upon a U.S. bank or wire transfer of funds to ensure that the subscription agent receives your funds prior to the expiration of the rights offering.  If you send a personal check, payment will not be deemed to have been received by the subscription agent until the check has cleared. If you send a cashier's check drawn upon a U.S. bank or wire or transfer funds directly to the subscription account, payment will be deemed to have been received by the subscription agent immediately upon receipt of such instruments and wire transfer of funds.
Any personal check used to pay for shares of our voting common stock must clear the appropriate financial institutions prior to 5:00 p.m., Eastern Daylight Time, on [__________], 2017.  The clearinghouse may require five or more business days.  Accordingly, if you intend to pay the subscription payment by means of an uncertified personal check, we urge you to make payment sufficiently in advance of the expiration of the rights offering to ensure such payment is both received and cleared by such date.
You should read the instruction letter accompanying the rights certificate carefully and strictly follow it.  Do not send rights certificates or payments to Trinity Capital Corporation.  Except as described below under "— Guaranteed Delivery Procedures," we will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed rights certificate and payment of the full subscription amount.  You and your nominee bear the risk of delivery of all documents and payments and neither we nor the subscription agent have any responsibility for such deliveries.
The method of delivery of rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights.  If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the subscription agent and clearance of payment prior to the expiration of the rights offering.
Unless a rights certificate states that the shares of our voting common stock are to be delivered to the record holder of such rights or such certificate is submitted for the account of a bank or a broker, signatures on such rights certificate must be guaranteed by an "eligible guarantor institution," as such term is defined in Rule 17Ad‑15 of the Securities Exchange Act of 1934, as amended, subject to any standards and procedures adopted by the subscription agent.
Financial advisor
We have appointed Boenning & Scattergood to act as financial advisor for the offerings.  We will pay all fees and expenses of Boenning & Scattergood related to the offerings and have also agreed to indemnify it from liabilities it may incur in connection with the offerings.
You should direct any questions or requests for assistance concerning the method of subscribing for the shares of our common stock or for additional copies of this document to:
Boenning & Scattergood, Inc.
4 Tower Bridge
200 Barr Harbor Drive, Suite 300
West Conshohocken, PA  19428

For information by telephone:
Call Toll-Free:  (866) 326-8186
trinityinfo@boenninginc.com

Subscription Agent
We have appointed Continental to act as subscription agent for the offerings.  We will pay all fees and expenses of the subscription agent related to the offerings and have also agreed to indemnify the subscription agent from liabilities it may incur in connection with the offerings.  The address to which subscription documents, rights certificates, notices of guaranteed delivery, and subscription payments other than wire transfers should be mailed or delivered is:

Continental Stock Transfer & Trust Company 1 State Street Plaza - 30th Floor New York, NY 10004

If you deliver subscription documents, rights certificates, or notices of guaranteed delivery in a manner different than that described in this document, we may not honor the exercise of your subscription rights.
You should direct any questions or requests for assistance concerning the method of subscribing for the shares of our voting common stock or for additional copies of this document to Continental at (917) 262-2378.
Funds will be Held by Subscription Agent Until Shares of Our Voting Common Stock Are Issued
The subscription agent will hold your payment of the subscription price in connection with the exercise of your subscription rights with other payments received from other holders of subscription rights until we issue your shares of our voting common stock to you upon closing of the rights offering or the termination of the rights offering.  If the rights offering is canceled for any reason, all subscription payments received by the subscription agent will be returned, without interest, penalty or deduction, as soon as practicable.
Medallion Guarantee May Be Required
Your signature on each subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:
•	your subscription rights certificate states that shares are to be delivered to you as record holder of those subscription rights; or

•	you are an eligible institution.

You can obtain a signature guarantee from a financial institution—such as a commercial bank, savings and loan association, credit union or broker dealer—that participates in one of the Medallion Signature Guarantee Programs.  Los Alamos National Bank is a participant in the Medallion Signature Guarantee Program and can guarantee your signature on the subscription rights certificates.  If a financial institution is not a member of a recognized Medallion Signature Guarantee Program, it would not be able to provide signature guarantees.  Also, if you are not a customer of a participating financial institution, it is likely the financial institution will not guarantee your signature.  Therefore, the best source of a Medallion Guarantee would be a bank, savings and loan association, brokerage firm, or credit union with whom you do business.  The participating financial institution will use a Medallion imprint or stamp to guarantee the signature, indicating that the financial institution is a member of a Medallion Signature Guarantee Program and is an acceptable signature guarantor.

Missing or Incomplete Subscription Information
If you do not indicate the number of subscription rights being exercised, or the subscription agent does not receive the full subscription payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription payment you delivered to the subscription agent.  If the subscription agent does not apply your full subscription payment to your purchase of shares of our voting common stock, any excess subscription payment that the subscription agent receives will be returned, without interest, penalty or deduction, as soon as practicable.
No Fractional Subscription Rights
We will not issue fractional subscription rights.  Fractional subscription rights resulting from the calculation of basic subscription rights based on the number of shares of voting common stock owned as of the record date will be eliminated by rounding down to the nearest whole subscription right.  As a result, we may not issue the full number of shares of voting common stock authorized for issuance in connection with the rights offering.
No Minimum Condition
There is no minimum number of shares that must be subscribed for by our existing shareholders as a condition to accepting subscriptions and closing the rights offering.  We have the right to accept or reject any subscriptions validly tendered.
Conditions, Withdrawal, and Termination
We reserve the right to amend, terminate or withdraw any or all of the offerings prior to their respective expiration dates for any reason.  We may, for example, terminate the rights offering, in whole or in part, if at any time before the closing of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended, or held to be applicable to the rights offering that in the sole judgment and discretion of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal, or otherwise restrict or prohibit the closing of the rights offering.  We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur.  If we terminate the offerings, in whole or in part, all affected subscription rights will expire without value, and all excess subscription payments received by the subscription agent will be returned, without interest, penalty or deduction, as soon as practicable after such termination.
Fees and Expenses
We will pay all fees charged by the subscription agent and the financial advisor.  You are responsible for paying any other fees, taxes or expenses incurred in connection with the exercise of your subscription rights.  Neither the subscription agent nor we will pay such expenses.
Guaranteed Delivery Procedures
If you wish to exercise subscription rights, but you do not have sufficient time to deliver the rights certificate evidencing your subscription rights to the subscription agent prior to the expiration of the rights offering, you may exercise your subscription rights by using the following guaranteed delivery procedures:
•
deliver to the subscription agent before the expiration date of the rights offering the aggregate subscription payment for all shares of voting common stock you elected to purchase pursuant to the exercise of subscription rights in the manner set forth above under "— Payment Method;"

•
deliver to the subscription agent before the expiration date of the rights offering the form entitled "Notice of Guaranteed Delivery" substantially in the form distributed with your subscription rights certificates; and

•
deliver the properly completed rights certificate evidencing your subscription rights being exercised with any required signatures guaranteed, to the subscription agent within three (3) business days following the date you submit your Notice of Guaranteed Delivery.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form distributed to you with your rights certificate.  Your Notice of Guaranteed Delivery must include a signature guarantee from an eligible institution, acceptable to the subscription agent.  A form of that guarantee is included with the Notice of Guaranteed Delivery.
In your Notice of Guaranteed Delivery, you must provide:
•	your name;

•
the number of subscription rights represented by your rights certificate, the number of shares of our voting common stock for which you are subscribing under your basic subscription rights, and the number of shares of our voting common stock for which you are subscribing under your over-subscription privilege, if any; and

•
your guarantee that you will deliver to the subscription agent any rights certificate evidencing the subscription rights you are exercising within three (3) business days following the date the subscription agent receives your Notice of Guaranteed Delivery.

You may deliver your Notice of Guaranteed Delivery to the subscription agent in the same manner as your rights certificate at the address set forth above under "— Subscription Agent."
We will send you additional copies of the form of Notice of Guaranteed Delivery if you need them.  To request additional copies of the form of Notice of Guaranteed Delivery, please contact Continental at (917) 262-2378.
Validity of Exercise of Subscription Rights
We will resolve all questions regarding the validity and form of the exercise of each rights holder's subscription privilege, including time of receipt and eligibility to participate in the rights offering.  Our determination will be final and binding.  Once submitted, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions.  We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful.  You must resolve any irregularities in connection with the exercise of your subscription rights before the rights offering period expires, unless waived by us in our sole discretion.  Neither we nor the subscription agent shall be under any duty to notify you or your representatives of defects in your exercise of subscription rights.  A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offering, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment have been received by the subscription agent.  Our interpretations of the terms and conditions of the rights offering will be final and binding.
Rights of Subscribers
You will have no rights as a holder of the shares of our common stock for which you subscribe in the rights offering, if any, until your account is credited with the shares of our voting common stock purchased in the rights offering.  You will have no right to revoke your subscription after your rights certificate or the "Beneficial Owner Election Form," the full subscription payment, and any other required documents have been delivered to the subscription agent.

Foreign Shareholders
We will not mail this document or rights certificates to shareholders with addresses that are outside the United States or that have an army post office or foreign post office address.  The subscription agent will hold these rights certificates for their account.  To exercise subscription rights, our foreign shareholders must notify the subscription agent prior to 5:00 p.m., Eastern Daylight Time, at least three business days prior to the expiration of the rights offering and demonstrate to the satisfaction of the subscription agent that the exercise of such subscription rights does not violate the laws of the jurisdiction of such shareholder.

No Revocation or Change
Once you submit the form of rights certificate or Notice of Guaranteed Delivery to exercise any subscription rights, you will not be allowed to revoke or change the exercise or request a refund of monies paid.  All exercises of subscription rights are irrevocable.  You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our voting common stock at the subscription price.
No Transfer of Subscription Rights
The subscription rights granted to you may be exercised only by you, and, therefore, you may not sell, transfer or assign your subscription rights to anyone else.
Material U.S. Federal Income Tax Consequences of Rights Offering
For U.S. federal income tax purposes, you should not recognize income, gain, or loss upon receipt or exercise or expiration of these subscription rights to purchase shares of our voting common stock for the reasons described below in "Material U.S. Federal Income Tax Consequences."
No Recommendation to Rights Holders
Our board of directors is making no recommendation regarding whether you should exercise your subscription rights or over-subscription privilege.  You are urged to make your decision based on your own assessment of our business and financial condition, our prospects for the future and the terms of this rights offering.  Please see "Risk Factors" for a discussion of some of the risks involved in investing in our common stock.
Listing
The subscription rights will not be listed for trading on the OTCQX or any stock exchange or market.  We have applied to have our shares of voting common stock, including the shares of voting common stock to be issued upon the exercise of subscription rights, quoted on the OTCQX under the symbol "TCPT" upon the closing of the offerings.  There can be no assurance that our application to list the shares of voting common stock will be approved.
Segregated Account; Return of Funds
The subscription agent will hold funds received in payment for shares of the voting common stock in a segregated account pending the closing of the offerings.  The subscription agent will hold this money until the offerings are closed or are terminated.  If the offerings are terminated for any reason, the subscription agent will return this money to subscribers, without interest, penalty or deduction, as soon as practicable after termination.
Issuance of Shares of Common Stock
All shares that you purchase in the rights offering will be issued in book-entry, or uncertificated, form.  When issued, the shares will be registered in the name of the subscription rights holder of record.  As soon as practicable after the closing of the offerings, the subscription agent will arrange for issuance to each subscription rights holder of record that has validly exercised its basic subscription privilege, the shares of voting common stock purchased pursuant to the basic subscription privilege.  Any shares purchased pursuant to the over-subscription privilege will be issued as soon as practicable after the closing of the offerings and following the completion of any pro-rations as may be necessary in the event the over-subscription requests exceed the number of shares available to satisfy such requests.
Shares of Our Common Stock Outstanding After the Offerings
Assuming no stock options are exercised prior to the expiration of the offerings, we anticipate that we will have a maximum of 19,640,668 shares of common stock, including 11,354,468 shares of voting common stock, outstanding after the closing of the offerings.  The number of shares of voting common stock that we will issue in the offerings will depend on the number of shares that are subscribed for by our shareholders in the rights offering and whether any shares are sold in the directed share program, to Strategic Value pursuant to the Standby Purchase Agreement and in the supplemental community offering.
Questions
Continental, the subscription agent, and Boenning & Scattergood, Inc., our financial adviser, are available to answer questions relating to the procedures and submission of payments in the rights offering.  You may call Continental at (917) 262-2378, Monday through Friday during regular business hours.  You may also call Boenning & Scattergood at (866) 326-8186, Monday through Friday during regular business hours, or email it at trinityinfo@boenninginc.com, Attn:  Michael G. Marting.  You may also contact John S. Gulas, our President and Chief Executive Officer, or Thomas Dolan, Chief Financial Officer of the Bank, at (505) 662-5171, Monday through Friday during regular business hours.
Other Matters
We are not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our common stock from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights.  We may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions.  Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your subscription rights in order to comply with state securities laws.  We may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights you will not be eligible to participate in the rights offering.  However, we are not currently aware of any states or jurisdictions that would preclude participation in the rights offering.
THE DIRECTED SHARE PROGRAM
General
There are reserved for sale, at the same $4.75 purchase price, [______] shares of voting common stock to our directors, officers and employees selected by us, in our sole discretion.  We will offer these Reserved Shares to the extent permitted under applicable laws and regulations in the United States through a directed share program.  The directed share program will expire at the close of business on [_________], 2017, unless we extend it in our sole discretion.  However, we will not extend the directed share program period beyond [__________], 2017.  To the extent the maximum number of Reserved Shares are not purchased by our directors, officers and employees, such Reserved Shares will be eligible for purchase by our existing shareholders in the rights offering as part of the over-subscription privilege.

Limitations on Purchases
Unless we otherwise agree in writing, a participant in the directed share program, together with related persons or entities, may not purchase shares of our voting common stock which would result in the investor, together with related persons or entities, owning in excess of 4.9% of our issued and outstanding shares of voting common stock to be outstanding upon the closing of the offerings.  In addition, we will not issue shares of voting common stock to any participant who, in our sole opinion, could be required to obtain prior non-objection or approval from or submit a notice to any state or federal bank regulatory authority to acquire, own, or control such shares if, as of the expiration date of the directed share program, we determine that such non-objection or approval has not been satisfactorily obtained and any required waiting period has not expired.

Subscription Procedures
If you are a participant in the directed share program, you may subscribe for shares by properly completing and signing the subscription agreement accompanying this document and delivering it, along with payment of the entire subscription price for all shares for which you are subscribing, to the subscription agent on or before the expiration date of the directed share program.
You may deliver your subscription agreement and payment to the subscription agent by mail, by overnight courier or by hand delivery to the following addresses:

Continental Stock Transfer & Trust Company 1 State Street Plaza - 30th Floor New York, NY 10004

We have provided an envelope that you may use for mail delivery, but your method of delivery is your choice and you bear the risk of a failed or late delivery.  If you use mail delivery, we recommend registered mail.  In any event, you must deliver the subscription agreement and payment so that they are received by the subscription agent no later than the expiration date of the directed share program.  Please allow adequate time for delivery based upon your chosen method.

We will resolve any issues relating to whether your subscription is timely and proper, and our determination will be final and binding.  If your subscription is defective, we may reject it, waive the defect or allow you to correct it, in our sole discretion.  Neither we nor the subscription agent has a duty to notify you of any defect in your subscription.  You are solely responsible for the timely and proper submission of your order form and payment.
YOUR SUBSCRIPTION, ONCE MADE, IS IRREVOCABLE.
Payment Method
Payments must be made in full in United States dollars for the full number of shares for which you are subscribing by:
•	cashier's check drawn upon a U.S. bank made payable to Continental Stock Transfer & Trust Company, the subscription agent;

•	personal check drawn upon a U.S. bank made payable to the subscription agent; or

•	wire transfer of immediately available funds to the following account maintained by the subscription agent:

Trinity Capital Corporation Escrow Account
c/o Continental Stock Transfer & Trust Company
Account No.: [_________]
ABA/Routing Number: [_________]

We will not honor payment received after the expiration date of the directed share program, and the subscription agent will return your payment to you, without interest, penalty or deduction, as soon as practicable after receipt.  The subscription agent will be deemed to receive payment upon:
•	receipt by the subscription agent of any cashier's check drawn upon a U.S. bank; or

•	clearance of any personal check deposited by the subscription agent; or

•	receipt of the wired funds in accordance with the instructions provided.

If you are a participant in the directed share program and elect to participate, we urge you to consider using a cashier's check drawn on a U.S. bank or wire transfer of funds to ensure that the subscription agent receives your funds prior to the expiration of the directed share program.  If you send a personal check, payment will not be deemed to have been received by the subscription agent until the check has cleared.  If you send a cashier's check drawn upon a U.S. bank or wire or transfer funds directly to the subscription agent, payment will be deemed to have been received by the subscription agent immediately upon receipt of such instruments and wire transfer of funds.
Any personal check used to pay for shares of our voting common stock must clear the appropriate financial institutions prior to 5:00 p.m., Eastern Daylight Time, on [__________], 2017, which is the expiration of the directed share program.  The clearinghouse may require five or more business days.  Accordingly, participants that wish to pay the subscription payment by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration of the directed share program to ensure such payment is both received and cleared by such date.
We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed subscription agreement and payment of the full subscription amount.  You bear the risk of delivery of all documents and payments and neither we nor the subscription agent have any responsibility for such deliveries.  If sent by mail, we recommend that you send the subscription agreement and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the subscription agent and clearance of payment prior to the expiration of the directed share program.
Questions
We are available to answer questions relating to the procedures and submission of payments in the directed share program.  You may call Boenning & Scattergood, at (866) 326-8186, Monday through Friday during regular business hours, or email it at trinityinfo@boenninginc.com, Attn:  Michael G. Marting.  You may also contact John S. Gulas, our President and Chief Executive Officer, or Thomas Dolan, Chief Financial Officer of the Bank, at (505) 662-5171, Monday through Friday during regular business hours.
THE STANDBY PURCHASE AGREEMENT
To facilitate the offering, we have entered into a Standby Purchase Agreement with Strategic Value, that has represented to us that it is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Background of the Standby Purchase Agreement
After considering the effects on shareholder value, our plans, the Bank's long-term viability, regulatory burdens and restrictions, our desire to raise capital in an efficient manner, and alternative transactions with other potential investors, we decided that pursuing a transaction with Strategic Value that would supplement the rights offering and directed share program was in the best interests of the Company and its shareholders.  We and Strategic Value negotiated the Standby Purchase Agreement, which was executed on June 22, 2017.

Terms of the Standby Purchase Agreement
The terms of the Standby Purchase Agreement apply only to Strategic Value and the Company.  Rights holders who participate in the rights offering and participants in the directed share program and supplemental community offering are not parties to the Standby Purchase Agreement, and they do not receive any rights pursuant to such agreement.

Strategic Value, which owned an aggregate of [____] shares of our voting common stock as of the record date, has agreed, subject to there being sufficient shares available after purchases by shareholders in the rights offering (including the exercise of any over-subscription privileges) and participants in the directed share program, to purchase from us, at the subscription price, up to 281,987 shares of our voting common stock (which will represent 9.9% of our outstanding voting common stock following this offering, assuming all of the shares of voting common stock in the offerings are sold) under its Standby Purchase Agreement.  In no event will Strategic Value own in excess of 9.9% of our outstanding voting common stock immediately after the closing of the offerings.

Conditions to Closing
The obligations of Strategic Value to consummate the transactions contemplated by the Standby Purchase Agreement are subject to fulfillment, prior to or on the closing date of the Standby Purchase Agreement, of the following conditions:

•
The representations and warranties of the Company set forth in the Standby Purchase Agreement shall be true and correct in all material respects as of the date thereof and at and as of the closing date of the Standby Purchase Agreement as if made on such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date);

•
Strategic Value shall have received all documents required to be received from the Company as contemplated in the Standby Purchase Agreement, all in form and substance reasonably satisfactory to Strategic Value; and

•
From the date of the Standby Purchase Agreement to the closing date thereof, there shall not exist and be continuing any event, change or occurrence that has had a "Material Adverse Effect" (as defined in the Standby Purchase Agreement).

The obligations of the Company to consummate the transactions contemplated by the Standby Purchase Agreement are subject to the fulfillment, prior to or on the closing date thereof, of the condition that the representations and warranties of Strategic Value set forth in the Standby Purchase Agreement shall be true and correct in all material respects as of the date thereof and at and as of the closing date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date).
The obligations of the Company and Strategic Value to consummate the transactions contemplated under the Standby Purchase Agreement are subject to the fulfillment, prior to or on the closing date of the Standby Purchase Agreement, of the following conditions:
•
To the extent necessary, the Company and Strategic Value shall have received all approvals, acquiescence, confirmation or consents of the transactions contemplated by the Standby Purchase Agreement from all necessary governmental and regulatory agencies and authorities on terms reasonably satisfactory to Strategic Value;

•
The approvals referenced in the first bullet above and the transactions contemplated by the Standby Purchase Agreement shall not have been contested or threatened to be contested by any Federal or state governmental authority by formal proceedings;

•
No judgment, injunction, decree or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the offering or the material transactions contemplated by the Standby Purchase Agreement;

•
Following the expiration of the rights offering (including the exercise of any over-subscription privileges) and the directed share program, there are unsubscribed shares of voting common stock available to be issued by the Company to Strategic Value; and

•
The Company shall have filed a registration statement with the SEC to register the shares of voting common stock described in the Standby Purchase Agreement, and the SEC shall have declared this registration statement effective.

Termination Provisions
The Standby Purchase Agreement may be terminated by the Company on one hand or by Strategic Value on the other hand, by written notice to the other party to the Standby Purchase Agreement, under the following circumstances:
•
At any time prior to the closing date of the Standby Purchase Agreement, if there is a material breach of the Standby Purchase Agreement by the other party that is not cured within fifteen (15) days after the non-breaching party has delivered written notice to the breaching party of such breach; or

•	On December 19, 2017, unless the closing of the purchase of shares as set forth in the Standby Purchase Agreement has occurred prior to such date.
The Standby Purchase Agreement may be terminated by Strategic Value, by written notice to the Company at any time prior to the closing date of the Standby Purchase Agreement, if, after the date of the Standby Purchase Agreement, there shall exist and be continuing any event, change or occurrence that has had a "Material Adverse Effect," as defined by the Standby Purchase Agreement.
Indemnification
In the event shares of voting common stock are issued to Strategic Value pursuant to the Standby Purchase Agreement, the Company has agreed to indemnify and hold harmless Strategic Value and their respective officers, directors and employees and each other person, if any, who "controls" Strategic Value (as defined in the Securities Act) against any losses, claims, damages or liabilities, to which any of the indemnified persons of Strategic Value may become subject under the Securities Act or any other statute or at common law.  These indemnities are insofar as such losses, claims, damages or liabilities arise out of or are based upon any alleged untrue statement of any material fact contained in this document on the effective date hereof.  The Company has also agreed to reimburse each indemnified person of Strategic Value for any reasonable legal and any other expenses reasonably incurred by such indemnified person in connection with investigation or defending any such loss, claim, damage, liability or action.
Strategic Value has also agreed to indemnify and hold harmless the Company, its officers, directors and employees and each other person, if any, who "controls" the Company (as defined in the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which any of the indemnified persons of the Company may become subject under the Securities Act or any other statute or at common law.  These indemnities are insofar as such losses, claims, damages or liabilities arise out of or are based upon any alleged untrue statement of any material fact contained in this document on its effective date.

THE SUPPLEMENTAL COMMUNITY OFFERING
Acceptance of Subscriptions
We will permit certain persons and entities who are not shareholders eligible to participate in the rights offering or directed share program to submit subscriptions to purchase 100 or more shares of our voting common stock at a purchase price of $4.75 per share as and to the extent that any shares of our voting common stock remain available for purchase following the closing of the rights offering, including the over-subscription rights offering, purchase of shares by participants in the directed share program, and the purchase of shares pursuant to the Standby Purchase Agreement.  We may elect to waive this minimum purchase requirement in our sole discretion with respect to any particular purchaser in the supplemental community offering.
We anticipate that, if we offer shares of our voting common stock in the supplemental community offering, we will offer the shares to individual investors who reside or operate businesses in our current market areas.  We may also offer shares in the supplemental community offering to a limited number of institutional investors.  We also reserve the right to accept or reject, in whole or in part, any subscription tendered in the supplemental community offering.

Subscription Procedures
Prospective purchasers should complete, date and sign the subscription agreement that accompanies this document and return it, together with payment for the shares to Continental (acting as subscription agent for Trinity) for the full amount of the total subscription price for the shares that you subscribe for under the subscription agreement, to Continental, at the appropriate address set forth above in this document in the subsection entitled "The Rights Offering—Subscription Agent."
Payments must be made in full in United States dollars for the full number of shares for which you are subscribing by:
• cashier's check drawn on a U.S. bank made payable to Continental Stock Transfer & Trust Company, the subscription agent; or
• personal check drawn upon a U.S. bank made payable to Continental Stock Transfer & Trust Company, the subscription agent; or
• wire transfer of immediately available funds in accordance with the instructions provided in the Subscription Agreement.
We will not honor payment received after the expiration date of the supplemental community offering, and the subscription agent will return your payment to you, without interest, penalty or deduction, as soon as practicable after the closing of the supplemental community offering.  The subscription agent will be deemed to receive payment only upon:
• receipt by the subscription agent of any cashier's check drawn upon a U.S. bank; or
• clearance of any personal check deposited by the subscription agent; or
• receipt of wired funds in accordance with the instructions provided in the Subscription Agreement.
 YOUR SUBSCRIPTION, ONCE MADE, IS IRREVOCABLE.
Payment Method
If you elect to purchase shares in the supplemental community offering, we urge you to consider using a cashier's check drawn upon a U.S. bank or wire transfer of funds in accordance with the instructions provided in the Subscription Agreement to ensure that the subscription agent receives your funds prior to the expiration of the supplemental community offering.  If you deliver a personal check, payment will not be deemed to have been received by the subscription agent until the check has cleared.  If you deliver a cashier's check drawn upon a U.S. bank or wire transfer of funds in accordance with the instructions provided in the subscription agreement, payment will be deemed to have been received by the subscription agent immediately upon receipt of such instrument and wire transfer of funds.
Any personal check used to pay for shares of our voting common stock must clear the appropriate financial institutions prior to 5:00 p.m., Eastern Daylight Time, on [_________], 2017, unless the expiration date is extended, but not beyond [_________], 2017.  The clearinghouse may require five or more business days.  Accordingly, if you intend to pay the subscription payment by means of a personal check, we urge you to make payment sufficiently in advance of the expiration of the supplemental community offering to ensure such payment is both received and cleared by such date.
Limitations on Purchases by Outside Investors
Unless we otherwise agree in writing, a new investor, together with related persons or entities, may not purchase shares of our voting common stock which would result in the new investor, together with related persons or entities, owning in excess of 4.9% of our issued and outstanding shares of voting common stock to be outstanding upon the closing of the offerings.  In addition, we will not issue shares of voting common stock to any new investor who, in our sole opinion, could be required to obtain prior non-objection or approval from or submit a notice to any state or federal bank regulatory authority to acquire, own, or control such shares if, as of the closing of the supplemental community offering, we determine that such non-objection or approval has not been satisfactorily obtained and any required waiting period has not expired.
Expiration Date and Termination Rights
The supplemental community offering will expire approximately two weeks following the expiration of the rights offering, or at 5:00 p.m., Eastern Daylight Time, on [_________], 2017, unless we extend the supplemental community offering in our sole discretion, but not beyond [_________], 2017.
We may terminate the supplemental community offering at any time for any reason, including following the rights offering expiration date.  If we terminate the supplemental community offering, the subscription agent will return all subscription payments, without interest or deduction, as soon as practicable after the expiration of the supplemental community offering.
Discretion to Accept Subscriptions
We reserve the right, in our sole discretion, to accept or reject in whole or in part any subscription that may be properly delivered to the subscription agent pursuant to the supplemental community offering.  As a result, you may not receive any or all of the shares for which you subscribe.  We will notify subscribers as soon as practicable following the expiration date of the supplemental community offering as to whether and to what extent their subscriptions have been accepted.  If we do not accept all or a portion of a subscription, the subscription agent will return to the subscriber the unaccepted portion of the subscription funds, without interest, penalty or deduction, as soon as practicable after the closing of the supplemental community offering.
Escrow Arrangements; Return of Funds
The subscription agent will hold funds received with a subscription in connection with the supplemental community offering in a segregated noninterest-bearing account.  The subscription agent will hold these funds on our behalf in escrow until such time as we accept or reject the subscription in whole or in part or until the supplemental community offering is terminated.  If the supplemental community offering is terminated, the subscription agent will return the subscription payments, without interest, penalty or deduction, as soon as practicable after the expiration of the supplemental community offering.

No Revocation or Change
Once you submit your subscription and payment in connection with the supplemental community offering, you will not be allowed to revoke your subscription or request a refund of monies paid.  All subscriptions delivered pursuant to the supplemental community offering are irrevocable, even if you learn information about us that you consider to be unfavorable.  You should not submit a subscription to purchase shares in the supplemental community offering unless you are certain that you wish to purchase shares of our voting common stock at the subscription price.
Questions about Subscription in the Supplemental Community Offering
If you have any questions about the supplemental community offering or require assistance regarding purchasing shares in the supplemental community offering, you may contact Boenning & Scattergood at (866) 326-8186 or trinityinfo@boenninginc.com, Attn:  Michael G. Marting, or Continental at (917) 262-2378 or John S. Gulas, our President and Chief Executive Officer, or Thomas Dolan, Chief Financial Officer of the Bank, at (505) 662-5171.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 31, 2017, the record date, by:
•	each person known by us to own beneficially more than 5% of our voting common stock;
•	each named executive officer;
•	each of our directors; and
•	all of our directors and named executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the securities.  Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.  The applicable percentage of ownership for each shareholder is based on 9,249,205 shares of voting common stock outstanding as of May 31, 2017.  Shares of common stock issuable upon exercise of options and other rights beneficially owned that are exercisable within sixty days of the record date, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options and other rights but are not deemed outstanding for computing the percentage ownership of any other person.  Unless otherwise noted, the address for each shareholder listed below is c/o Trinity Capital Corporation, 1200 Trinity Drive, Los Alamos, New Mexico 87544.
  As of May 31, 2017, there were 17,535,405 shares of common stock outstanding, of which 9,249,205 were shares of voting common stock.  As of May 31, 2017, none of the individuals listed below beneficially own shares of the Company's non-voting common stock.
Name of Individual or Individuals in Group	Reporting Type
		Beneficial Ownership of Voting Common Stock	Percent of Class of Voting Common Stock
Gregory G. Antonsen	Director	7,710	*
James F. Deutsch (1)	Director	211	*
James E. Goodwin, Jr.	Director	5,931	*
John S. Gulas (2)	Director and Chief Executive Officer	22,144	*
Jeffrey F. Howell	Director	19,396	*
Leslie Nathanson Juris	Director	8,026	*
Thomas Lilly (3)	Chief Credit Officer	2,987	*
Arthur B. Montoya, Jr. (4)	Director	29,333	*
Tony Scavuzzo (5)	Director	211	*
Charles A. Slocomb (6)	Director	20,072	*
Daniel W. Thompson (7)	Former Chief Financial Officer	2,817	*
Robert P. Worcester (8)	Director	32,674	*

Total of Directors and Executive Officers (12 persons)		151,521	1.6%
* Indicates that the individual or entity owns less than one percent of Trinity's voting common stock.
(1)	Mr. Deutsch is the director representative of Patriot. Patriot's beneficial ownership interest in Trinity is set forth in the table below.
(2)	Mr. Gulas holds 13,253 restricted stock units ("RSUs") awarded on February 23, 2016 which are not included in the total as these RSUs had not yet vested as of May 31, 2017.
(3)	Mr. Lilly holds 5,974 RSUs awarded on February 23, 2016 and 9,795 RSUs awarded on April 26, 2017 which are not included in the total as these RSUs had not yet vested as of May 31, 2017.
(4)
Dr. Montoya shares voting and investment power in 29,033 shares with his spouse.  The remaining 300 shares are held by the Arthur B. Montoya, Jr., DDS Profit Sharing Plan over which Dr. Montoya shares voting and investment power.

(5)	Mr. Scavuzzo is the director representative of Castle Creek. Castle Creek's beneficial ownership interest in Trinity is set forth in the table below.
(6)	Mr. Slocomb shares voting and investment power in such shares with his spouse.
(7)	Mr. Thompson retired from the Company and the Bank on March 27, 2017.
(8)
Mr. Worcester shares voting and investment power over 22,674 shares with his spouse.  Mr. Worcester serves as Trustee to the James E. Goodwin, Jr. 2010 Irrevocable Trust and has voting and investment powers over the 10,000 shares held therein.

Persons known to Trinity to own more than 5% of the outstanding shares of voting common stock
Name of Individual or Individuals in Group	Reporting Type	As of May 31, 2017
		Beneficial Ownership	Percent of Class
Castle Creek Capital Partners VI, L.P. 6051 El Tordo Rancho Santa Fe, CA 92067	5% Stockholder	909,567	9.8%
Patriot Financial Partners II, L.P. (1) Patriot Financial Partners Parallel II, L.P. Cira Centre 2929 Arch Street, 27th Floor Philadelphia, PA 19104	5% Stockholder	909,657	9.8%
Strategic Value Investors LP 2000 Auburn Drive, Suite 300 Beachwood, OH 44122	5% Stockholder	842,105	9.1%
Trinity Capital Corporation ESOP (2)	5% Stockholder	671,578	7.3%
The Delle Foundation (3)	5% Stockholder	567,097	6.1%

(1)
The following are members of the "Patriot Financial Group":  each of Patriot Financial Partners II, L.P. and Patriot Financial Partners Parallel II, L.P. (together, the "Patriot Funds"), Patriot Financial Partners, GP II, L.P., the general partner of the Patriot Funds ("Patriot GP"), Patriot Financial Manager II, L.P., which provides advisory services to certain members of the Patriot Financial Group, Patriot Financial Partners, GP II, LLC, general partner of Patriot GP ("Patriot LLC") and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch, general partners of the Patriot Funds and Patriot GP and members of Patriot LLC, and James F. Deutsch who is a member of the investment committees (along with Messrs. Wycoff, Lubert and Lynch) which make investment decisions on behalf of the Patriot Funds.  Accordingly, securities owned by the Patriot Funds may be regarded as being beneficially owned by Patriot GP, Patriot LLC and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch.  Mr. Deutsch disclaims beneficial ownership.

(2)
Of the 671,578 shares held by Trinity's Employee Stock Ownership Plan (the "ESOP") as of March 31, 2017, all were allocated or will be allocated to the individual participants' accounts.  The address of the ESOP is 1200 Trinity Drive, Los Alamos, NM 87544.

(3)
The Delle Foundation is a non-profit corporation.  George A. Cowan, the grantor of the foundation, served as a Director Emeritus to Trinity and the Bank until his death in April 2012.  The address of The Delle Foundation is 1200 Trinity Drive, Los Alamos, NM 87544.  Ms. Howell serves as Chairman of the Board of The Delle Foundation.

Stock Ownership Requirements
As the holding company of a national banking association, the Company's directors are required under 12 U.S.C. Section 72 to own a minimum of $1,000 in the Company's stock.  Each of the Company's directors satisfies this requirement as set forth in the table above.  In January 2017, the Board approved the Trinity Capital Corporation Non-Employee Director Stock Ownership Guidelines (the "Guidelines") which sets the minimum amount of stock certain directors (excluding any directors that serve as a representative of 5% or more owners of the Company's voting common stock) must own equal to shares with a value of two times the director's base retainer (such shares being valued initially using the base retainer in effect on the day the Board approved the Guidelines and a $4.75 share price for the capital raise that closed on December 19, 2016, rounded to the nearest 500 shares) and provides a period of time to obtain such ownership.

DESCRIPTION OF OUR CAPITAL STOCK
The following descriptions include summaries of the material terms of our amended and restated articles of incorporation and our amended and restated bylaws.  Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, our amended and restated articles of incorporation and our amended and restated bylaws and applicable law.

General
Our amended and restated articles of incorporation authorize us to issue up to 20,000,000 shares of voting common stock, no par value, 20,000,000 shares of non-voting common stock, no par value, and 1,000,000 shares of preferred stock, no par value.  The authorized but unissued shares of our capital stock are available for future issuance without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange.

Common Stock
Voting.  Our voting common stock is currently our only voting security.  On matters submitted to our shareholders, the holders of our common stock are entitled to one vote for each share held.  No shares are entitled to cumulative voting rights.

Dividends.  Holders of shares of our common stock, both voting and non-voting, are entitled to receive any dividends declared by our board of directors out of funds legally available therefor.  Our ability to pay cash dividends is subject to the ability of the Bank to pay dividends or make other distributions to us, which in turn is subject to limitations imposed by law and regulation.

Liquidation Rights.  In the event of our liquidation or dissolution, all of our assets legally available for distribution after payment or provision for payment of (i) all of our debts and liabilities and (ii) any accrued dividend claims, and will be distributed ratably, in cash or in kind, among the holders of our common stock, both voting and non-voting.

Other Characteristics.  Our common stock is not entitled to any preemptive right to subscribe for or receive any shares of any class of our stock (or any securities convertible into shares of our stock) issued in the future.

Preferred Stock
Upon authorization of our board of directors, we may issue shares of one or more series of our preferred stock from time to time.  Our board of directors may, without any action by holders of common stock or, except as may be otherwise provided in the terms of any series of preferred stock of which there are shares outstanding, holders of preferred stock adopt resolutions to designate and establish a new series of preferred stock.  Upon establishing such a series of preferred stock, our board of directors will determine the number of shares of preferred stock of that series that may be issued and the rights and preferences of that series of preferred stock.  The rights of any series of preferred stock may include, among others:

•	general or special voting rights;
•	preferential liquidation or preemptive rights;
•	preferential cumulative or noncumulative dividend rights;
•	redemption or put rights; and
•	conversion or exchange rights.

We may issue shares of, or rights to purchase shares of, one or more series of our preferred stock that have been designated from time to time, the terms of which might:

•	adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock or other series of preferred stock;
•	discourage an unsolicited proposal to acquire us; or
•	facilitate a particular business combination involving us.

Any of these actions could have an anti-takeover effect and discourage a transaction that some or a majority of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their stock over our then market price.

Certain Articles of Incorporation and Bylaw Provisions Potentially Having an Anti-takeover Effect
Our amended and restated articles of incorporation and our amended and restated bylaws contain certain provisions that may have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for our common stock, a proxy contest for control of Trinity, the assumption of control of Trinity by a holder of a large block of our common stock and the removal of our directors or management.  These provisions:

•	empower our board of directors, without shareholder approval, to issue our preferred stock, the terms of which, including voting power, are set by our board of directors;
•	divide our board of directors into three classes serving staggered three-year terms;
•	provide that directors may only be removed from office for cause and only upon a majority shareholder vote;
•	eliminate cumulative voting in elections of directors;
•	permit our board of directors to alter, amend or repeal our amended and restated bylaws or to adopt new bylaws;
•	require the request of holders of at least 25.0% of the outstanding shares of our capital stock entitled to vote at a meeting to call a special shareholders' meeting;
•
require shareholders that wish to bring business before our annual meeting of shareholders or nominate candidates for election as directors at our annual meeting of shareholders to provide timely notice of their intent in writing; and

•
enable our board of directors to increase, between annual meetings, the number of persons serving as directors and to fill the vacancies created as a result of the increase by a majority vote of the directors present at a meeting of directors.

Our amended and restated bylaws may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the established procedures for advance notice are not followed, or of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to us and our shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Trinity's written Related Party Transaction Policy provides that all relationships between Trinity and any director, executive officer or an entity related to a director or executive officer, will be reviewed, approved or ratified by the Audit Committee, excluding loan transactions falling within the ordinary course of business with the Bank.  All transactions will be reviewed, regardless of type, when the transaction is anticipated to or actually meets or exceeds $120,000 in compensation to the director, executive officer or an entity related to a director or executive officer.  The review will include the details of the relationship, including the nature of the relationship, the anticipated amount of compensation to be paid under the transaction, and, if possible, a comparison of market rates for similar products or services.  The Audit Committee will consider the proposed relationship and either approve or deny the engagement.  Additionally, the relationships with directors and their related entities will be reviewed each year as part of the determination of independence of each director and nominee.  In the event that a relationship is entered into without prior approval of the Audit Committee, it will be provided with detailed information regarding the relationship for ratification.  If the Audit Committee does not ratify the relationship, Trinity will terminate the relationship.  Once a relationship has been created, Trinity will cause a request for proposals to be issued to the director, executive officer or entity related to a director or executive officer not less than every five years.  This request will serve to ensure that Trinity is obtaining products and services on terms at least as favorable as if they were from an unrelated third party.

The types of transactions, relationships and arrangements that are considered in determining independence but are not disclosed as a related party transaction include, but are not limited to, borrowing relationships and business relationships.  Trinity is a bank holding company that controls the Bank, a national bank.  The Bank commonly enters into customary loan, deposit and associated relationships with its directors and executive officers, all of which are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.  All loans by the Bank to Trinity's directors and executive officers are subject to the regulations of the Office of the Comptroller of the Currency.  National banks are generally prohibited from making loans to their directors and executive officers at favorable rates or on terms not comparable to those available to the general public or other employees.  The Bank does not offer any preferential loans to Trinity's directors or executive officers.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a discussion of the material U.S. federal income tax consequences, as of the date of this document, to U.S. holders (as defined below) of the receipt, transfer, exercise, sale and expiration of subscription rights received by them in the rights offering.  We have not sought, and we do not intend to obtain, an opinion regarding the material U.S. federal income tax consequences discussed herein.  For purposes of this discussion, a "U.S. holder" is a beneficial owner of shares of our common stock who holds such shares as a "capital asset" for U.S. federal income tax purposes (generally property held for investment) and is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States (including certain former citizens and former long-term residents);

•	a corporation, or other entity taxable as a corporation for U.S. federal tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code (as defined below) or (ii) that was in existence as of August 20, 1996 and that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

This discussion does not describe all of the tax consequences that may be relevant to a U.S. holder in light of its particular circumstances.  For example, this discussion does not address:

•
tax consequences to U.S. holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such entities), regulated investment companies, expatriates, real estate investment trusts, U.S. holders who acquired their shares of common stock in compensatory transactions, through the exercise of employee stock options, stock purchase rights, or stock appreciation rights or similar derivative securities, as restricted stock, or otherwise as compensation, tax-exempt entities, insurance companies, individual retirement accounts or other tax-deferred account, or retirement plans;

•	tax consequences to persons holding shares of our common stock or subscription rights as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction;

•	tax consequences to U.S. holders whose "functional currency" is not the U.S. dollar;

•	tax consequences to persons who are not U.S. holders or persons who have ceased to be U.S. citizens or to be taxed as resident aliens;

•	the U.S. federal estate, gift or alternative minimum tax consequences, if any, to U.S. holders; or

•	any state, local, or foreign tax consequences.

If a partnership or other entity classified as a partnership for U.S. federal tax purposes holds shares of our common stock, the tax treatment of a partner of such partnership will generally depend upon the status of the partner and the activities of the partnership.  If you are a partner of a partnership holding shares of our common stock, you should consult your own tax advisors concerning the tax treatment of the receipt of subscription rights in the rights offering and the exercise and lapse of the subscription rights.

This discussion is based upon the provisions of the Code, its legislative history, Treasury regulations promulgated thereunder, published rulings and judicial decisions, each as of the date of this document.  The foregoing authorities are subject to change or differing interpretations at any time with possible retroactive effect.

We intend to treat the distribution of subscription rights pursuant to the rights offering as a non-taxable transaction for United States federal income tax purposes and the remaining portion of this summary describes the United Stated federal income tax consequences of such treatment.  However, there can be no assurance that the IRS will take a similar view or would agree with the tax consequences described below.  No advance tax ruling has been sought or obtained from the IRS regarding the U.S. federal income tax consequences described below.  If the IRS contests a conclusion set forth herein, no assurance can be given that a U.S. holder would ultimately prevail in a final determination by a court.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY U.S. HOLDER.  EACH U.S. HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE RECEIPT, EXERCISE, AND EXPIRATION OF SUBSCRIPTION RIGHTS RECEIVED IN THE RIGHTS OFFERING IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES, ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION, AND CHANGES IN ANY LAWS.

Receipt, Exercise, and Expiration of the Subscription Rights
  For U.S. federal income tax purposes, a U.S. holder should not recognize income, gain, or loss upon its receipt of subscription rights in the rights offering, the expiration of such subscription rights, or its exercise of such subscription rights.

  A U.S. holder's tax basis in its subscription rights received in the rights offering will depend upon the relative fair market value of the subscription rights received by such holder and our common stock owned by the U.S. holder at the time the subscription rights are distributed by us.  If either (1) the fair market value of the subscription rights on the date such subscription rights are distributed by us is equal to or exceeds 15% of the fair market value on such date of the shares of our common stock with respect to which the subscription rights are received or (2) such U.S. holder elects, in its U.S. federal income tax return for the taxable year in which the subscription rights are received, to allocate part of its basis in its shares of our common stock held to the subscription rights, then, upon exercise or sale of the subscription rights, the U.S. holder's basis in its shares of our common stock with respect to which the subscription rights are received will be allocated among such shares and the subscription rights received in proportion to their respective fair market values on the date the subscription rights are distributed by us.  If the subscription rights received by a U.S. holder have a fair market value that is less than 15% of the fair market value on such date of the shares of our common stock with respect to which the subscription rights are distributed by us, the U.S. holder's basis will be zero, unless the holder elects to allocate the basis in its shares of our common stock, as discussed in the previous sentence.  A U.S. holder who allows a subscription right received in the rights offering to expire will not recognize gain or loss, and such holder's tax basis in the shares of our common stock with respect to which the subscription rights are received will be equal to the tax basis in such common stock immediately before the receipt of the subscription rights in the rights offering.

A U.S. holder's basis in the shares of our voting common stock acquired through the exercise of subscription rights should equal the sum of the subscription price paid for the shares and the U.S. holder's tax basis, if any, in the subscription rights.  The holding period for the shares of our voting common stock acquired through the exercise of the subscription rights will begin on the date the subscription rights are exercised.

  Notwithstanding the foregoing, if a U.S. holder exercises subscription rights received in this rights offering after disposing of the shares of our common stock with respect to which the subscription rights are received, then certain aspects of the tax treatment of the exercise of the subscription rights are unclear, including (1) the allocation of the basis of the shares sold and the subscription rights received in respect of such shares, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares sold, and (3) the impact of such allocation on the basis of the shares of our common stock acquired through the exercise of such subscription rights.  If a U.S. holder exercises the subscription rights received in the rights offering after disposing of the shares of our common stock with respect to which the subscription rights are received, such U.S. holder should consult its tax advisors.

The following discussion is a summary of certain United States federal income tax consequences that will apply to you as a U.S. holder of our shares of common stock.

Sale, Exchange, Repurchase, Redemption or Other Disposition of Shares of Our Common Stock
You will generally recognize gain or loss upon the sale, exchange, repurchase, redemption or other disposition of a share of our common stock equal to the difference between the amount realized (less accrued interest which will be taxable as such) upon the sale, exchange, repurchase, redemption or other taxable disposition and your adjusted tax basis in the share of common stock.  Your tax basis in a share of common stock will generally be equal to the amount you paid for the share of common stock.  Any gain or loss recognized on a taxable disposition of the share of common stock will be capital gain or loss.  If you are an individual and have held the share of common stock for more than one year, such capital gain will be subject to reduced rates of taxation.  Your ability to deduct capital losses may be limited.

Dividends and Other Distributions of Shares of Our Common Stock
Distributions made to you with respect to your shares of common stock (other than in redemption of shares subject to the redemption rules of Section 302(b) of the Code) will generally constitute dividends to the extent of your allocable share of our current or accumulated earnings and profits.  Distributions in excess of our current or accumulated earnings and profits will represent first a return of capital for U.S. federal income tax purposes to the extent of your tax basis in the shares of common stock and thus, will generally not be taxable to you.  Distributions to you in excess of your tax basis in your shares of common stock and your allocable share of our current or accumulated earnings and profits will be taxable to you as capital gain.  Any such capital gain will be treated as a long-term capital gain if you have held your Shares for more than one year as of the date that you receive the distribution you will be subject to a reduced rate of tax.  See "Certain Federal Income Tax Consequences - Sale, Exchange, Repurchase, Redemption or other Disposition of Shares of Our Common Stock," above for additional discussion of capital gains.

Distributions treated as dividends under the foregoing rules generally will be taxable as ordinary income to you but may be treated as "qualified dividend income."  Under current federal income tax law, qualified dividend income received by individuals and other non-corporate shareholders is taxed at long-term capital gains rates, which currently reach a maximum of 20%.  However, for a dividend to constitute qualified dividend income, the shareholder generally must hold the shares paying the dividend for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date, although a longer period may apply if the shareholder engages in certain risk reduction transactions with respect to the common stock.

Dividends paid by us to corporate shareholders are expected to be eligible for the dividends received deduction available under Section 243 of the Internal Revenue Code.  However, corporate shareholders should be aware that certain limitations apply to the availability of the dividends received deduction, including rules which limit the deduction in cases where (i) certain holding period requirements are not met, (ii) the corporate shareholder is obligated (e.g., pursuant to a short sale) to make related payments with respect to positions in substantially similar or related property, or (iii) the corporate shareholder's investment shares of common stock is financed with indebtedness.  Corporate shareholders should consult their own tax advisors regarding the application of these limitations to their particular situations

Backup Withholding and Information Reporting
Information reporting requirements generally will apply to dividends on shares of our common stock and the proceeds of the sale or other disposition of shares of our common stock.  You may be subject to backup withholding upon the proceeds received from a sale or other disposition of the shares of our common stock.  The backup withholding rate is currently 28%.  Backup withholding will not apply, however, if you:
•
furnish to us a correct taxpayer identification number and certify that you are not subject to backup withholding on the substitute Form W‑9 or successor form included in the Subscription Agreement; or

•	are otherwise exempt from backup withholding.
Backup withholding is not an additional tax but is credited against the federal income tax liability of the taxpayer subject to the withholding.  If backup withholding results in an overpayment of a taxpayer's federal income taxes, that taxpayer may obtain a refund from the IRS.
Surtax on Net Investment Income
A Medicare contribution tax is imposed on the "net investment income" of certain individuals, estates and trusts with income exceeding certain threshold amounts.  This tax amounts to an additional 3.8% surtax on the net investment income of certain individuals, estates and trusts earning more than a certain threshold amount.  For individuals, the threshold amount is $200,000 for taxpayers filing their federal income tax return as a single individual, $250,000 for taxpayers filing a joint federal income tax return, and $125,000 for married taxpayers filing separately.  Net investment income generally includes, subject to certain exemptions, interest, dividends, annuities, royalties, and rents, as well as gross income from a trade or business that would be treated as a passive activity with respect to that taxpayer and gross income from a trade or business of trading in financial instruments or commodities.  Prospective investors should consult their own tax advisors regarding the potential applicability of this Medicare tax to them.

PLAN OF DISTRIBUTION
  On or about [_______], 2017, we intend to issue subscription rights and distribute copies of this document to those persons who are holders of voting common stock as of the record date of 5:00 p.m. Eastern Daylight Time, on [______], 2017.  Upon closing of the rights offering, we intend to issue shares of our voting common stock directly to those persons who properly exercised their subscription rights prior to the expiration of the rights offering.  While we are conducting the rights offering, we will also offer shares of our voting common stock through a directed share program to directors, officers and employees of the Company, as well as a supplemental community offering.

 There is no established public market for the common stock.  Our common stock is not listed on any exchange, market or quotation system.  We have applied to have our voting common stock quoted on the OTCQX under the symbol "TCPT."

 Certain of our employees, officers or directors may solicit responses from you to the rights offering, the directed share program and the supplemental community offering, but such individuals will not receive any commissions or compensation for such services other than their normal employment compensation.  Our employees, officers and directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4‑1 under the Securities Exchange Act of 1934.

 We have not entered into any agreements regarding stabilization activities with respect to our securities.  We have entered into the Standby Purchase Agreement for the purchase of up to 281,987 shares of our voting common stock in connection with the offerings.  See "Standby Purchase Agreement."

 We have engaged Boenning & Scattergood, Inc. as our financial advisor in connection with the offerings.  Boenning & Scattergood, Inc. has agreed to use its best efforts to assist us with the solicitation of subscriptions and purchase orders for shares of voting common stock in the offerings.  However, Boenning & Scattergood is not obligated to purchase any shares of voting common stock in the offerings.

 Boenning & Scattergood will receive a commission equal to (i) 2.0% of the aggregate gross dollar amount of shares of Voting common stock subscribed for by (a) the Company's existing shareholders pursuant to their basic subscription rights and (b) certain insiders of the Company pursuant to basic subscription rights or over-subscription privilege up to aggregate proceeds of $3,500,000; plus (ii) 3.0% of the aggregate gross dollar amount of shares subscribed for by prior owners of the Company preferred securities pursuant to their basic subscription rights or over-subscription privilege; plus (iii) 6.0% of the aggregate gross dollar amount of shares subscribed for (A) in excess of $3,500,000 by persons in clause (b) above and (B) through the exercise of any other over-subscription privilege in the rights offering or the supplemental community offering.  In addition, we will reimburse Boenning & Scattergood for (x) its out-of-pocket expenses incurred in connection with the offerings not to exceed $25,000 without our consent (or up to $45,000 in the event shares are sold in the supplemental community offering) and (y) its reasonable legal fees and expenses not to exceed $75,000 without our consent (or up to $95,000 in the event shares are sold in the supplemental community offering).  We have agreed to indemnify Boenning & Scattergood for its liabilities, costs and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in this document, including liabilities under the Securities Act of 1933.  Boenning & Scattergood has not prepared any report or opinion constituting a recommendation or advice to us or to persons who subscribe for shares of our voting common stock, nor has it prepared an opinion as to the fairness to us of the purchase price or the terms of the voting common stock to be sold in the offerings.  Boenning & Scattergood expresses no opinion as to the price at which shares of voting common stock to be issued in the offerings may trade.  Boenning & Scattergood has in the past and may in the future provide other investment banking services to the Company and will receive compensation for such services.

 We will pay the fees of Continental, the subscription agent, which are estimated to be approximately $[___].  We will also reimburse the subscription agent for any out-of-pocket expenses and indemnify it for any losses.

  Other than the agreements with Strategic Value, the subscription agent and Boenning & Scattergood, as described herein, we do not know of any existing agreements between or among any shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the voting common stock in connection with the offerings.

LEGAL MATTERS
Certain legal matters with respect to the validity of the subscription rights and the shares of our voting common stock issuable upon exercise of the subscription rights, as well as the shares of our voting common stock offered by this document in the directed share program, under the Standby Purchase Agreement and in the supplemental community offering, have been passed upon for us by Hunton & Williams LLP.  In addition, certain legal matters relating to New Mexico law will be passed upon for the Company by Sommer, Udall, Hardwick & Jones, P.A.  Certain legal matters will be passed upon for Boenning & Scattergood by Silver, Freedman, Taff & Tiernan, LLP.

EXPERTS
The consolidated financial statements as of December 31, 2016 and December 31, 2015, and for each of the three years in the period ended December 31, 2016, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, have been incorporated by reference in reliance on the report of Crowe Horwath LLP, an independent registered public accounting firm, given upon the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this document, and the information that we file later with the SEC will automatically update and supersede this information.  We incorporate into this document by reference (i) the documents listed below that we have filed with the SEC (except for such documents or portions thereof that state that they are furnished, but not filed, with the SEC), and (ii) all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the expiration date of the rights offering, including all documents filed after the date of the initial registration statement of which this document is a part and prior to the effectiveness of this registration statement.  We hereby incorporate by reference the following documents:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2016, as amended on Form 10-K/A;

2.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017;

3.
Our Current Reports on Form 8-K filed with the SEC on January 3, 2017, January 30, 2017, February 7, 2017, March 20, 2017, April 7, 2017, May 17, 2017, May 25, 2017, June 15, 2017 and June 23, 2017; and

4.	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 17, 2017.

Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed shall not be deemed to be incorporated by reference into this document.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:  John S. Gulas, President and Chief Executive Officer, Trinity Capital Corporation, 1200 Trinity Drive, Los Alamos, New Mexico 87544.  Telephone requests may also be directed to:  (505) 662-5171.  We maintain an internet site at http://www.lanb.com which contains information concerning us and our subsidiaries.  The information contained on our internet site and those of our subsidiaries is not incorporated by reference in this document and should not be considered a part of this document.

AVAILABLE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC.  The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the company.  You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549.  You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.  We will also provide you with a copy of any or all of the reports or documents that have been incorporated by reference into this document or the registration statement of which it is a part (i) upon written or oral request, and (ii) at no cost to you.  If you would like to request any reports or documents from the company, please contact John S. Gulas, President and Chief Executive Officer, at (505) 662-5171 or at tcc@lanb.com.

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Trinity Capital Corporation.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Trinity Capital Corporation since any of the dates as of which information is furnished herein or since the date hereof.
___________________________

2,105,263 Shares

Voting Common Stock

___________________________

PROSPECTUS
___________________________

_______________, 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

 ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered.  All amounts are estimates except the Securities and Exchange Commission registration fee.

SEC registration fee		$1,159.00
FINRA fee
OTCQX listing fee
Blue Sky fees and expenses
Printing, postage and mailing expenses
Legal and accounting fees and expenses
Subscription agent fees and expenses
Miscellaneous

Total	$

   ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our articles of incorporation and bylaws provide that each person who is or was a director or officer of the Company, or serves or served at the request of the Company as a director, officer or partner of another enterprise, shall be indemnified to the fullest extent authorized the New Mexico Business Corporation Act.  Section 53-11-4.1 of the New Mexico Business Corporation Act empowers a corporation to indemnify any officer or director against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the person in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to a criminal proceeding, had no reasonable cause to believe the person's conduct was unlawful.  In an action, suit, or proceeding by or in right of the corporation, indemnification is only permitted for its officer's or director's reasonable expenses and is not permitted at for if the person is adjudged to be liable to the corporation.  In addition, a director or officer shall not be indemnified where the person was adjudged to be liable on the basis that the person improperly received a personal benefit.  This section also empowers a corporation to maintain insurance or furnish similar protection, including, but not limited to, providing a trust fund, a letter of credit, or self-insurance, on behalf of any officer of director against any liability asserted against the person in such capacity, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of this section.

The indemnification authorized by Section 53-11-4.1 is not exclusive of any other rights to which an officer of director may be entitled under the articles of incorporation, the bylaws, an agreement, a resolution of shareholders or directors or otherwise.

We maintain an insurance policy covering our officers and directors, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits, or proceedings and certain liabilities which might be imposed as a result of such actions, suits, or proceedings, to which they are parties by reason of being or having been our directors or officers.

  ITEM 16.  EXHIBITS

See Exhibit Index attached hereto and incorporated herein by reference.

  ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof.  If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a‑3 or Rule 14c‑3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized on June 23, 2017.

TRINITY CAPITAL CORPORATION

/s/ John S. Gulas
                                                                                                            John S. Gulas
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Michael Shuler
Michael Shuler
Interim Chief Financial Officer
(Principal Financial Officer)
(Principal Accounting Officer)
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John S. Gulas and Michael Shuler and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the dates set forth below.

Signature		Title	Date

By:	/s/ John S. Gulas	President, Chief Executive Officer and Director (Principal Executive Officer)	June 23, 2017
John S. Gulas

By:	/s/ Michael Shuler	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	June 23, 2017
Michael Shuler

	/s/ Gregory Antonsen	Director	June 23, 2017
By:	Gregory Antonsen

	/s/ James F. Deutsch	Director	June 23, 2017
By:	James F. Deutsch

By:	/s/ James E. Goodwin, Jr.	Director	June 23, 2017
James E. Goodwin, Jr.

By:	/s/Jeffrey F. Howell	Director	June 23, 2017
Jeffrey F. Howell

By:	/s/ Leslie Nathanson Juris	Director	June 23, 2017
Leslie Nathanson Juris

By:	/s/ Arthur B. Montoya, Jr.	Director	June 23, 2017
Arthur B. Montoya, Jr.

By:	/s/ Tony Scavuzzo	Director	June 23, 2017
Tony Scavuzzo

By:	/s/ Charles A. Slocomb	Director	June 23, 2017
Charles A. Slocomb

By:	/s/ Robert P. Worcester	Director	June 23, 2017
Robert P. Worcester

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Form of Agency Agreement between Trinity Capital Corporation and Boenning & Scattergood, Inc., as financial advisor **
3.1	Articles of Incorporation of the Trinity Capital Corporation (1)
3.2	Amended and Restated Bylaws of the Trinity Capital Corporation (28)
3.3	Amendment to the Articles of Incorporation, effective April 26, 2004 (24)
3.4	Amendment to the Articles of Incorporation establishing the Series A Preferred Stock and the Series B Preferred Stock, effective March 25, 2009 (9)
3.5	Amendment to the Articles of Incorporation establishing the Series C Preferred Stock, effective on December 16, 2016 (25)
3.6	Amendment to the Articles of Incorporation establishing non-voting common stock, effective February 2, 2017 (26)
4.1	Indenture dated as of March 23, 2000 among Trinity Capital Corporation, Trinity Capital Trust I and The Bank of New York (2)
4.2	Indenture dated as of May 11, 2004 between Trinity Capital Corporation, Trinity Capital Trust III and Wells Fargo Bank, National Association (8)
4.3	Indenture dated as of June 29, 2005 between Trinity Capital Corporation, Trinity Capital Trust IV and Wilmington Trust Company (6)
4.4	Indenture dated as of September 21, 2006 between Trinity Capital Corporation, Trinity Capital Trust V and Wilmington Trust Company (7)
4.5	Form of Subscription Agent Agreement between Registrant and Continental Stock Transfer & Trust Company, as Subscription Agent*
4.6	Form of Subscription Rights Certificate *
5.1	Legal opinion of Sommer, Udall, Hardwick & Jones, P.A.**
10.1	Trinity Capital Corporation 1998 Stock Option Plan (3)
10.2	Form of stock option grant agreement under the Trinity Capital Corporation 1998 Stock Option Plan (4)
10.3	Amended and Restated Trinity Capital Corporation 2005 Stock Incentive Plan (14)
10.4	Trinity Capital Corporation 2005 Deferred Income Plan (5)
10.5	Form of stock appreciation right grant agreement under the 2005 Stock Incentive Plan(13)
10.6	Amendment to Trinity Capital Corporation 1998 Stock Option Plan (10)
10.7	Amendment to Trinity Capital Corporation 2005 Deferred Compensation Plan (11)
10.8	Agreement by and between Los Alamos National Bank and The Comptroller of the Currency, dated November 30, 2012 (17)
10.9	Agreement by and between Trinity Capital Corporation and the Federal Reserve Bank of Kansas City, dated September 26, 2013 (18)
10.10	Consent Order by and between Los Alamos National Bank and The Comptroller of the Currency, dated December 17, 2013 (19)
10.11	Employment Agreement dated June 3, 2014 between Trinity Capital Corporation, Los Alamos National Bank and John S. Gulas (20)
10.12	Trinity Capital Corporation 2015 Long-Term Incentive Plan (15)
10.13	Trinity Capital Corporation Employee Stock Ownership Plan and Trust (As Amended and Restated Effective January 1, 2015) (16)
10.14	Employment Agreement dated February 20, 2015, between Trinity Capital Corporation, Los Alamos National Bank and Anne H. Kain (21)
10.15	Employment Agreement dated October 27, 2015, between Trinity Capital Corporation, Los Alamos National Bank and Daniel W. Thompson (30)
10.16	Employment Agreement dated February 23, 2016, between Trinity Capital Corporation, Los Alamos National Bank and Joseph Martony (27)
10.17	Form of Restricted Stock Unit Award under the Trinity Capital Corporation 2015 Long-Term Incentive Plan (28)
10.18
Stock Purchase Agreement, dated September 8, 2016, by and among Trinity Capital Corporation, Castle Creek Capital Partners VI, LP, Patriot Financial Partners II, L.P., Patriot Financial Partners Parallel II, L.P., and Strategic Value Bank Partners LLC, through its fund Strategic Value Investors LP (29)

10.19	Standby Purchase Agreement by and among Trinity Capital Corporation and Strategic Value Bank Partners LLC *
21.1	List of Subsidiaries of Trinity Capital Corporation (31)
23.1	Consent of Crowe Horwath LLP*
23.2	Consent of Sommer, Udall, Hardwick & Jones, P.A. (contained in Exhibit 5.1 hereto)
24.1	Power of attorney (included on signature page)
99.1	Form of Letter to Shareholders *
99.2	Form of Letter to Clients *
99.3	Form of Notice of Guaranteed Delivery for Rights Certificates *
99.4	Subscription Agreement for Directed Share Program *
99.5	Subscription Agreement for Supplemental Community Offering *

*	Filed herewith
**	To be filed by amendment.

(1)	Incorporated by reference to Exhibit 3.1 to the Company's Form 10 filed on April 30, 2003, as amended (File No. 333-126980)
(2)	Incorporated by reference to Exhibit 4.1 to the Company's Form 10 filed on April 30, 2003, as amended (File No. 333-126980)
(3)	Incorporated by reference to Exhibit 10.4 to the Company's Form 10 filed on April 30, 2003, as amended (File No. 333-126980)
(4)	Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed August 22, 2005 (File No. 000-50266)
(5)	Incorporated by reference to Exhibit 5.1 to the Company's Form S-8 filed on July 28, 2005 (File No. 333-126980)
(6)	Incorporated by reference to Exhibit 99.1 to the Company's Quarterly Report on Form 10-Q filed on August 9, 2005 (File No. 000-50266)
(7)	Incorporated by reference to Exhibit 4.5 to the Company's Quarterly Report on Form 10-Q filed on November 9, 2006 (File No. 000-50266)
(8)	Incorporated by reference to Exhibit 4.3 to the Company's Annual Report on Form 10-K filed on March 3, 2005 (File No. 000-50266)
(9)	Incorporated by reference to Exhibit 3.(I) to the Company's Current Report on Form 8-K filed on March 27, 2009 (File No. 000-50266)
(10)	Incorporated by reference to Exhibit 10.13 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (File No. 000-50266)
(11)	Incorporated by reference to Exhibit 10.14 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (File No. 000-50266)
(12)	Incorporated by reference to Exhibit 10.15 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (File No. 000-50266)
(13)	Incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed on January 3, 2006 (File No. 000-50266)
(14)	Incorporated by reference to Exhibit 10.6 to the Company's Annual Report on Form 10-K filed on March 15, 2012 (File No. 000-50266)
(15)	Incorporated by reference to Exhibit 10.22 to the Company's Annual Report on Form 10-K filed on November 31, 2016 (File No. 000-50266)
(16)	Incorporated by reference to Exhibit 10.23 to the Company's Annual Report on Form 10-K filed on November 31, 2016 (File No. 000-50266)
(17)	Incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed on December 6, 2012 (File No. 000-50266)
(18)	Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on October 1, 2013 (File No. 000-50266)
(19)	Incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed on December 23, 2013 (File No. 000-50266)
(20)	Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on June 9, 2014 (File No. 000-50266)
(21)	Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on February 25, 2015 (File No. 000-50266)
(22)	Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on October 28, 2015 (File No. 000-50266)
(23)	Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on February 29, 2016 (File No. 000-50266)
(24)	Incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q filed on May 12, 2004 (File No. 000-50266)
(25)	Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K/A filed on December 20, 2016 (File No. 000-50266)
(26)	Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on February 7, 2017 (File No. 000-50266)
(27)	Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on February 29, 2016 (File No. 000-50266)
(28)	Incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed on February 29, 2016 (File No. 000-50266)
(29)	Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on September 9, 2016 (File No. 000-50266)
(30)	Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on October 20, 2015 (File No. 000-50266)
(31)	Incorporated by reference to Exhibit 21.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2016 filed on April 14, 2017 (File No. 000-50266)